Exhibit (c)(8)

DRAFT

CONFIDENTIAL

PRELIMINARY & ILLUSTRATIVE

10 NOVEMBER 2020

PRESENTATION TO THE SPECIAL COMMITTEE TO THE BOARD

Project Salamander

LAZARD

DRAFT C O N F I D E N T I A L P R O J E C T S A L A M A N D E R Disclaimer The information herein has been prepared by Lazard based upon information supplied by the Company or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee to the Board of Directors, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. 1

DRAFT

PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

# Summary of Transaction Terms

| | |
|---|---|
| **Indicative Price** | • **$16.25 per share in cash**<br>– Represents a 107% premium over Beta's closing price of $7.85 on November 9, 2020<br>• **Offer represents an equity value of ~$592 million and an enterprise value of ~$689 million** |
| **Structure** | • **Acquisition of 100% of the outstanding Beta common shares on a fully diluted basis by way of a cash merger in which a wholly-owned subsidiary of Salamander would merge with and into Beta pursuant to which each share of Beta not owned by Salamander or held by a holder who demands appraisal would be converted into the right to receive $16.25 per share** |
| **Financing** | • **No financing conditions; transaction expected to be financed through cash-on-hand or existing credit facilities** |
| **Deal Protection** | • **Beta is subject to customary non-solicitation provisions**<br>• **Fiduciary out permits Beta to engage in discussions regarding unsolicited superior proposals and to withdraw its recommendation of the existing transaction, subject to Beta's right to renegotiate prior to termination of the Agreement or withdrawal of Beta's recommendation**<br>• **Termination fee of 2% of the aggregate consideration payable in the transaction, payable by Beta to Salamander if Beta terminates in order to take a superior proposal or under other specific circumstances within 12 months of such termination** |
| **Closing Conditions** | • **The obligation of Merger Sub to consummate the offer is subject to satisfaction of customary closing conditions, including, among others:**<br>– The Company Shareholder Approval and the Minority Shareholder Approval (majority of shares not held by Salamander and its affiliates) have each been obtained<br>– No material adverse effects (COVID-19 and regulatory developments, side effects and adverse events with respect to Beta's products are not excluded from material adverse effect definition)<br>• **Approval from Beta Special Committee to the Board and Salamander Board on final offer** |
| **Other Terms** | • **Salamander will execute a voting agreement in favor agreeing to vote for the Merger. The obligation to vote in favor of the Merger terminates upon the earlier of the termination of the Agreement [and the Closing]**<br>• **"Drop-dead date" of 6 months after Agreement Date**<br>• **Parties to use reasonable best efforts to consummate the existing transaction** |

Source: *Merger agreement.*
Note: Pro forma for 12/31/20 transaction date but excluding follow-on offering that will not be pursued if transaction with Salamander is announced.

LAZARD

2

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Overview of Transaction Consideration ($ and amounts in millions, except per share values) Offer Price $16.25 Basic Shares Outstanding 31.7 Options 1.9 Share Count Restricted Stock Units 1.9 (Treasury Stock Method)1 Stock Appreciation Rights 0.8 Warrants 0.0 Fully Diluted Shares Outstanding 36.4 Equity Value Offer Value $592 Cash and Equivalents ($112) Net Debt 2 Debt $209 (As of 9/30/2020) Net Debt $97 Enterprise Value Transaction Value $689 Premium To: Spot Price (11/09/20): $7.85 107% Premium 15-day VWAP: $7.98 104% 52-Week High Closing Price (1/6/20): $15.75 3% Source: FactSet, Company filings, and press releases. 3 Note: Market data as of November 9, 2020. 1 Calculated using treasury stock method. 2 Balances as of 9/30/2020 pro forma for $38mm drawdown on credit facility on November 2, 2020.

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Overview of Process to Date • December 27, 2019: Salamander acquired Roivant’s ~75% ownership stake in Beta as part of a larger transaction and formed a new company as a wholly owned subsidiary - In exchange for ~$3 billion the existing majority shareholder at the time of the transaction (Roivant) transferred ownership interests in five of its subsidiaries, one of which was Beta, to Salamander—Following this transaction, Salamander has ~75% ownership of Beta’s outstanding common shares—Beta also entered into a $300 million dollar unsecured debt facility with Salamander • September 28, 2020: Salamander indicated to Beta that it would be interested in acquiring the company and asked Beta if it would be open to receiving an offer • October 2, 2020: Beta communicated to Salamander that it would be open to receiving an offer • November 6, 2020: Salamander proposed an initial offer of $12.50 per share in cash to Beta • November 7, 2020: After a conversation between advisors, Salamander proposed a subsequent offer of $14.25 per share • November 8, 2020: After a subsequent conversation between advisors, Beta proposed a counteroffer of $18.00 per share • November 9, 2020: After a subsequent conversation between advisors, Salamander responded to Beta’s request of $18.00 per share by increasing Salamander’s offer from $14.25 per share to $15.25 per share • November 9, 2020: After a subsequent conversation between advisors later in the day, Beta responded to Salamander’s proposal of $15.25 per share by proposing $16.50 per share upfront plus two CVRs, each $0.75 per share expiring in fiscal year 2023 achieved on $300 million and $400 million in total annual sales respectively • November 10, 2020: Beta and Salamander communicated directly at which time Salamander revised their offer to $15.75 per share • November 10, 2020: Following a subsequent conversation between Beta and Salamander, Salamander provided a best-and-final offer of $16.25 per share 4

DRAFT
PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

# Overview of Potential Assets to Be Valued

The Company has two assets valued on a sum-of-the-parts basis

| | Program | Preclinical | Phase 1 | Phase 2 | Phase 3 | Approved | Included in Base Cases | | | Commentary |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | U.S. | EU | Japan | |
| Vibegron | OAB | PDUFA: Dec. 26, 2020 | | | | 100% | ✓ | ✗ | ✗ Licensed to Kyorin | • EU pricing dynamics limit commercial potential<br>• Ex-U.S. value modeled as upside assuming partnership |
| Vibegron | OAB in Men with BPH | Phase 3 Top-line in 2H 2021 | | | 80% | | ✓ | ✗ | ✗ Licensed to Kyorin | • Ex-U.S. value modeled as upside assuming partnership |
| Vibegron | IBS-Associated Pain | Phase 2a Top-line in Nov. 2020 | | 20% | | | ✓ | ✗ | ✗ | • Ex-U.S. value modeled as upside assuming partnership |
| URO-902 | | Phase 2a DSMB in Early 2021 | | 15% | | | ✓ | ✗ | ✗ | • Ex-U.S. value modeled as upside assuming partnership |

Cumulative PoS

Source: Company filings and Beta Management as of November 2020.

LAZARD
5

DRAFT
PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

# Company Share Price Performance – Since IPO

($ per share)

**Beta trades below its 52-week high and has traded down since the closure of the Roivant/Salamander deal**

| Trading Statistics | |
|---|---|
| **Current Price (11/09/20)** | **$7.85** |
| 52-Week High | 15.75 |
| 52-Week Low | 7.16 |
| YTD Performance | (49.4%) |

| Summary Capitalization | |
|---|---|
| **Market Value** | **$272** |
| Plus: Debt | 209 [2] |
| Less: Cash | (112) [2] |
| **Enterprise Value** | **$369** |


Price
$20
15
10
5
0
Volume (000s)
2,000
1,500
1,000
500
0
Sep-18
Feb-19
Aug-19
Jan-20
Jun-20
Nov-20
February 22, 2019 Enters into Flexible Agreement for up to $100mm Debt Financing with Hercules Capital
June 13 2019 Announces FY 2018 financial results
Transient stock price jump at closing of Roivant / Salamander deal
March 5, 2020 Announces FDA Acceptance of NDA for Vibegron for the Treatment of Overactive Bladder
October 31, 2019 Roivant and Salamander Announce Strategic Alliance
March 19, 2019 Announces positive Top-line results from Pivotal Ph. III EMPOWUR Study of Vibegron in Patients w/ Overactive Bladder
December 30, 2019 Roivant and Salamander announce completion of Transaction for Strategic Alliance; unwinding of short interest contributed to temporary bump
March 23, 2020 Appoints James Robinson as President and Chief Executive Officer
June 18, 2020 Announces collaboration agreement with Sunovion Pharmaceuticals
October 7, 2020 Announces Co-Promotion Agreement for Vibegron with Sunovion Pharmaceuticals
S&P 500: 22%
NBI:1 13%
Beta: (33%)
Volume
Beta
S&P 500
NBI

LAZARD

Source: FactSet and Company press releases.
Note: Market data as of November 9, 2020.
1 Indicates the NASDAQ Biotechnology Index.
2 Balances as of 9/30/2020 pro forma for $38mm draw on credit facility.

6

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Share Prices Traditionally Are Pressured during a Company’s First Launch We analyzed the stock price performance for 91 biopharma companies launching their first drug in their first indication. Approvals can be a meaningful catalyst for share price appreciation, but generally more limited than clinical results. In the long term, few biopharmas perform well in the years following their first launch NBI-Adjusted Stock Price Performance Pre and Post Approval1 Selected Comparable Companies: Post-Approval 3-Month 1 Year 2 Year 30% Company Post-Ann. Post-Ann. Post-Ann. 9%2 Radius 2% (24%) (49%) TherapeuticsMD (14%) (49%) (85%) 15% (2%) +4% (24%) +11% 0% 3%2 (15%) (15%) (3%)2 (11%) (30%) (25%) (8%) (45%) (48%) (50%) (60%) 75th Percentile (75%) Median (72%) 25th Percentile (90%) 3-Mo. At 3-Mo. 1-Yr. 1.5-Yr. 2-Yr. Pre-Ann. Approval Post-Ann. Post-Ann. Post-Ann. Post-Ann. N=90 N=91 N=89 N=75 N=66 N=56 Source: Company filings and FactSet. 7 1 Based on equal-weighted stock performance prior to and after FDA approval and adjusted for the NASDAQ Biotech Index performance over the same period. 2 Based on performance 1-Day post approval.

DRAFT

PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

# Overview of Beta Analyst Price Targets and Ratings

($ per share)

## Evolution of Analyst Recommendations



Buy
Hold
Sell
Stock Price
Analyst Price Target
30.00
25.00
20.00
15.00
10.00
5.00
0.00
5 5 5 4 3 3 3 3 3 3 3 3 3
$23.00
$7.85
Nov-19 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20

| Ratings as a % of Total | | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Sell | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% |
| Neutral | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% | 0% |
| Buy | 100% | 100% | 100% | 100% | 100% | 100% | 100% | 100% | 100% | 100% | 100% | 100% | 100% |

## Analyst Price Targets and Ratings



Analyst
Price Target
Rating
Jefferies
(11/02/20)
$18.00
Buy
J.P.Morgan
(11/02/20)
$23.00
Buy
HCW
H.C.WAINWRIGHT&CO.
(8/19/20)
$28.00
Buy
Current: $7.85
Median: $23.00

## Selected Analyst Commentary

*"We remain **confident that market demand for vibegron is likely to be high**, despite the atypical market conditions imposed by the emergence of the COVID-19 pandemic. Investors should note that substantial face-to-face (F2F) sales promotional activity has already resumed across much of the specialty pharmaceuticals sector."*

***—H.C. Wainwright (August 19, 2020)***

*"**… we see points for potential best-in-class positioning by vibegron due to broader label claims, convenient dosing, and a favorable side-effect profile/absence of drug-drug interactions**. In addition, we see compelling optionality for vibegron in OAB-related to BPH and IBS-related pain. Finally, local gene therapy asset hMaxi-K has encouraging potential within the pharmacologically refractory OAB patient population, in our view."*

***—J.P. Morgan (November 2, 2020)***

LAZARD

Source: FactSet and equity research.
Note: Market data as of November 9, 2020.

8

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Analyst Benchmarking ($ in millions, except per share values) Brokers primarily focus their valuation on OAB in the U.S. with high assumed PoS. Beyond OAB, inclusion of other indications / assets in forecasts is more variable Vibegron Price OAB OAB in Men with BPH IBS-Associated Pain URO-902 WACC Target Included Peak PoS Included Peak PoS Included Peak PoS 1 $28 ✓ $1,200 90%ïƒ» — NA ✓ NA 50%ïƒ» 12.0% ) 23 ✓ 800 85% ✓ 250 35% ✓ 325 15%ïƒ» 13.0% (11/02/2020) 18 ✓ 863 90%ïƒ» — NAïƒ» — NAïƒ» 11.0% (11/02/2020) ercentile $26 $1,032 90% $125 35% $244 41% 13% Median 23 863 90% — 35% 163 33% 12% Mean 23 954 88% 83 35% 163 33% 12% 25th Percentile 21 832 88% — 35% 81 24% 12% Source: FactSet and equity research. 9 1 Based on 12/31/19 report date.

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Overview of Financial Analysis Assumptions • Details as to the Special Committee’s forecasts and equity financing assumptions are below: - The Special Committee developed its forecasts based upon forecasts previously created by Management but modified by the Special Committee, in particular to adjust assumptions regarding price increases and future market share gains—The Special Committee has directed Lazard to use the Special Committee forecasts for valuation purposes—Management had been planning a $350mm equity financing in Q3-Q4 2020, which the Special Committee has instructed Lazard to assume would be necessary in a stand-alone scenario—For purposes of modeling the effect of this equity financing, the Special Committee directed Lazard to assume $350mm in near-term equity financing raised at a 17.5% discount to 15-day VWAP—A 17.5% discount is the midpoint of the range for recent comparable biotech follow on offerings as provided by an investment bank retained by the Audit Committee to the Board of Directors for purposes of evaluating such a financing—Lazard also assumed the proceeds would be post a 6% financing fee, consistent with the market for similar biotech companies 10

DRAFT
PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

# Analyst Forecast Benchmarking

($ in millions)

Jefferies and J.P. Morgan both provide long-term revenue forecasts; however Jefferies does not assign any value to vibegron in OAB in Men with BPH and IBS-Associated Pain which contributes to the difference in probability-adjusted net sales starting in 2026. Beta Special Committee projections remain above analyst forecasts for a majority of the forecast period when considering probability-adjusted net sales

## Unprobabilized Net Sales


$2,400
2,200
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
Jefferies
HCW
JPM
Beta - Special Committee
Beta - Management

| | '20 | '21 | '22 | '23 | '24 | '25 | '26 | '27 | '28 | '29 | '30 | '31 | '32 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Jefferies | $0 | $101 | $265 | $389 | $526 | $613 | $644 | $676 | $710 | $746 | $783 | $822 | $863 |
| HCW | 5 | 115 | | | | | | | | | | | |
| JPM | 10 | 57 | 162 | 285 | 412 | 630 | 808 | 967 | 1,094 | 1,227 | 1,315 | | |
| Beta - Special Committee[1] | 1 | 56 | 158 | 366 | 475 | 627 | 757 | 986 | 1,207 | 1,382 | 1,534 | 1,708 | 1,854 |
| Beta - Management[2] | 1 | 56 | 158 | 366 | 575 | 729 | 886 | 1,147 | 1,403 | 1,615 | 1,804 | 1,986 | 2,138 |

## Probability-Adjusted Net Sales


$1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
Jefferies
HCW
JPM
Beta - Special Committee
Beta - Management

| | '20 | '21 | '22 | '23 | '24 | '25 | '26 | '27 | '28 | '29 | '30 | '31 | '32 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Jefferies | $0 | $91 | $238 | $351 | $473 | $552 | $580 | $609 | $639 | $671 | $705 | $740 | $777 |
| HCW | 5 | 104 | | | | | | | | | | | |
| JPM | 8 | 48 | 137 | 235 | 336 | 521 | 663 | 790 | 881 | 974 | 1,039 | | |
| Beta - Special Committee[1] | 1 | 56 | 158 | 365 | 472 | 621 | 732 | 845 | 933 | 1,001 | 1,047 | 1,105 | 1,151 |
| Beta - Management[2] | 1 | 56 | 158 | 365 | 572 | 724 | 861 | 1,006 | 1,128 | 1,235 | 1,317 | 1,383 | 1,435 |

Source: *FactSet, equity research, and Beta Special Committee, and Management assumptions.*
1 Beta Special Committee Forecast as of November 2020.
2 Beta Management Forecast as of November 2020.

LAZARD
11

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Benchmarking Analysis: Launch Curve ($ in millions) The chart below illustrates the Myrbetriq and Beta (OAB) launch curves Non-Probability-Adjusted Net Sales $1,300 1,200 1,100 1,000 900 800 700 600 500 400 300 200 100 0 L+1 L+2 L+3 L+4 L+5 L+6 L+7 L+8 L+9 L+10 L+11 L+12 L+13 L+14 Myrbetriq $152 $246 $371 $500 $645 $763 $817 $857 $899 $865 $571 $275 $120 $9 % Growth 62% 51% 35% 29% 18% 7% 5% 5% (4%) (34%) (52%) (56%) (92%) Beta—Special Committee1 56 158 361 459 598 695 773 825 866 883 909 927 936 140 % Growth 183% 129% 27% 30% 16% 11% 7% 5% 2% 3% 2% 1% (85%) Beta—Management2 56 158 361 559 701 824 933 1,021 1,099 1,153 1,187 1,211 1,223 183 % Growth 183% 129% 55% 25% 17% 13% 9% 8% 5% 3% 2% 1% (85%) Source: EvaluatePharma and Beta Special Committee and Management assumptions. 1 Beta Special Committee Forecast as of November 2020. 12 2 Beta Management Forecast as of November 2020.

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Special Committee Case Summary Net Revenue Forecast ($ in millions) OAB constitutes the majority of revenue throughout the forecast period (70%+ on an adjusted basis). However, BPH, IBS, and 902 are expected to meaningfully contribute to revenue in the long term, contributing ~6%, ~37%, and 93% in terms of unadjusted revenue at their peak $1,200 1,000 800 Expected entrance of mirabegron Revenue generics in 2024 Net 600 Adjusted 400 200 0 ‘20E ‘21E ‘22E ‘23E ‘24E ‘25E ‘26E ‘27E ‘28E ‘29E ‘30E ‘31E ‘32E ‘33E ‘34E ‘35E ‘36E ‘37E ‘38E OAB BPH IBS 902 Unadjusted Revenue 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 OAB $1 $56 $158 $361 $459 $598 $695 $773 $825 $866 $883 $909 $927 $936 $140 $49 $22 $12 $7 BPH 0 0 0 4 16 28 42 54 62 66 70 75 80 85 13 4 2 1 1 IBS 0 0 0 0 0 0 20 104 198 302 418 547 662 701 105 37 17 9 5 902 0 0 0 0 0 0 0 55 122 148 163 176 185 190 196 202 208 214 171 Total Revenue $1 $56 $158 $366 $475 $627 $757 $986 $1,207 $1,382 $1,534 $1,708 $1,854 $1,912 $454 $292 $249 $237 $184 % Growth n.m. 183% 132% 30% 32% 21% 30% 22% 15% 11% 11% 9% 3% (76%) (36%) (15%) (5%) (22%) Source: Beta Special Committee Forecast as of November 2020. 13

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Special Committee Case Summary P&L Forecast – WholeCo Non-Probability Adjusted ($ in millions) 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E OAB 1 56 158 361 459 598 695 773 825 866 883 909 927 936 140 49 22 12 7 BPH 0 0 0 4 16 28 42 54 62 66 70 75 80 85 13 4 2 1 1 IBS 0 0 0 0 0 0 20 104 198 302 418 547 662 701 105 37 17 9 5 902 0 0 0 0 0 0 0 55 122 148 163 176 185 190 196 202 208 214 171 Net Revenue $1 $56 $158 $366 $475 $627 $757 $986 $1,207 $1,382 $1,534 $1,708 $1,854 $1,912 $454 $292 $249 $237 $184 % Growth n/m 183% 132% 30% 32% 21% 30% 22% 15% 11% 11% 9% 3% (76%) (36%) (15%) (5%) (22%) COGS 0 6 21 26 34 45 54 67 79 89 97 106 115 118 24 14 11 10 8 % Margin 0% 10% 13% 7% 7% 7% 7% 7% 7% 6% 6% 6% 6% 6% 5% 5% 4% 4% 4% Merck Royalty 0 6 16 38 50 68 83 104 123 141 157 176 193 199 26 9 4 2 1 ICI Royalty 0 0 0 0 0 0 1 3 7 10 14 18 23 27 28 28 29 28 22 Gross Profit $1 $45 $121 $302 $391 $514 $619 $811 $999 $1,143 $1,266 $1,407 $1,524 $1,568 $376 $241 $205 $196 $153 % Margin 90% 80% 77% 83% 82% 82% 82% 82% 83% 83% 83% 82% 82% 82% 83% 82% 82% 83% 83% R&D 81 83 120 157 128 67 36 34 25 25 25 23 21 19 17 15 13 12 10 % Margin n/m 148% 76% 43% 27% 11% 5% 3% 2% 2% 2% 1% 1% 1% 4% 5% 5% 5% 5% S&M 62 127 162 188 197 237 285 377 375 356 316 312 305 292 53 25 16 12 7 % Margin n/m 227% 103% 51% 42% 38% 38% 38% 31% 26% 21% 18% 16% 15% 12% 8% 6% 5% 4% U.S. G&A 28 39 40 42 44 46 47 49 50 51 52 53 54 30 30 30 30 30 30 % Margin n/m 69% 25% 11% 9% 7% 6% 5% 4% 4% 3% 3% 3% 2% 7% 10% 12% 13% 16% Switzerland G&A 0 2 2 2 2 2 2 2 2 2 2 2 2 3 3 3 3 3 3 % Margin 0% 4% 1% 1% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 1% 1% 1% 1% 2% Sunovion Co-Promote 0 0 0 16 26 34 42 40 0 0 0 0 0 0 0 0 0 0 0 % Margin 0% 0% 0% 4% 6% 6% 6% 4% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Operating Income (EBIT) ($170) ($205) ($203) ($103) ($6) $128 $208 $309 $547 $709 $872 $1,017 $1,142 $1,224 $274 $169 $143 $140 $103 % Margin NA NA NA NA NA 20% 27% 31% 45% 51% 57% 60% 62% 64% 60% 58% 57% 59% 56% (-) Switzerland Taxes 0 0 0 0 0 (5) (8) (12) (21) (28) (34) (40) (44) (48) (11) (7) (6) (5) (4) % Switzerland Statutory Tax Rate 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% (-) U.S. Taxes 0 0 0 0 0 (18) (29) (45) (80) (103) (127) (149) (167) (179) (40) (25) (21) (21) (15) % U.S. Statutory Tax Rate 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% Depreciation 0 0 1 3 4 5 6 8 10 11 12 14 15 15 4 2 2 2 1 % Margin 52% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% CapEx (1) (0) (1) (3) (4) (5) (6) (8) (10) (11) (12) (14) (15) (15) (4) (2) (2) (2) (1) % Margin (149%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) â^† in NWC (0) (3) (5) (10) (5) (8) (7) (11) (11) (9) (8) (9) (7) (3) 73 8 2 1 3 % of â^† in Sales 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% (+) Merck Reg. Milestone Amort. 0 1 1 1 1 1 1 1 1 1 1 1 1 1 0 0 0 0 0 (+) ICI Reg. Milestone Amort. 0 0 0 0 0 0 1 1 1 1 1 1 1 1 1 1 1 0 0 (+) Merck Sales Milestone Amort. 0 0 1 3 1 1 10 3 3 3 3 3 3 3 0 0 0 0 0 (-) ICI Sales Milestone Payment 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 (-) ICI Reg. Milestone Payment 0 0 0 (5) 0 0 (10) 0 0 0 0 0 0 0 0 0 0 0 0 Unlevered FCF ($170) ($207) ($206) ($115) ($9) $99 $168 $246 $440 $574 $708 $825 $928 $999 $297 $147 $120 $115 $86 % Margin n/m n/m n/m n/m n/m 16% 22% 25% 36% 42% 46% 48% 50% 52% 65% 50% 48% 48% 47% Memo: EBITDA ($170) ($205) ($201) ($100) ($2) $133 $214 $317 $557 $720 $884 $1,031 $1,156 $1,239 $277 $171 $145 $142 $104 % Margin n/m n/m n/m n/m n/m 21% 28% 32% 46% 52% 58% 60% 62% 65% 61% 58% 58% 60% 57% Memo: Tax-Effected NOL Benefit $0 $0 $0 $0 $0 $5 $8 $12 $21 $14 $0 $0 $0 $0 $0 $0 $0 $0 $0 % Margin 0% 0% 0% 0% 0% 1% 1% 1% 2% 1% 0% 0% 0% 0% 0% 0% 0% 0% 0% Source: Beta Special Committee Forecast as of November 2020. 14 Note: Fiscal year ends March 31st.

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Special Committee Case Summary P&L Forecast – WholeCo Probability Adjusted ($ in millions) 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E OAB 1 56 158 361 459 598 695 773 825 866 883 909 927 936 140 49 22 12 7 BPH 0 0 0 4 13 23 34 44 50 53 56 60 64 68 10 4 2 1 0 IBS 0 0 0 0 0 0 4 21 40 60 84 109 132 140 21 7 3 2 1 902 0 0 0 0 0 0 0 8 18 22 24 26 28 29 29 30 31 32 26 Net Revenue $1 $56 $158 $365 $472 $621 $732 $845 $933 $1,001 $1,047 $1,105 $1,151 $1,173 $201 $90 $58 $47 $34 % Growth n/m 183% 131% 29% 32% 18% 15% 10% 7% 5% 6% 4% 2% (83%) (55%) (36%) (19%) (28%) COGS 0 6 21 26 34 44 52 60 65 70 72 76 79 80 13 5 3 2 2 % Margin 10% 13% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 6% 6% 5% 5% 5% Merck Royalty 0 6 16 38 49 67 80 93 102 110 116 123 128 131 17 6 3 1 1 ICI Royalty 0 0 0 0 0 0 0 1 1 2 2 3 3 4 4 4 4 4 3 Gross Profit $1 $45 $121 $301 $389 $510 $600 $692 $764 $820 $856 $904 $941 $958 $167 $75 $48 $39 $28 % Margin 80% 77% 83% 82% 82% 82% 82% 82% 82% 82% 82% 82% 82% 83% 83% 83% 83% 83% R&D 81 72 71 77 62 41 26 18 17 17 17 15 14 13 11 10 9 8 6 % Margin n/m 130% 45% 21% 13% 7% 4% 2% 2% 2% 2% 1% 1% 1% 6% 11% 15% 16% 19% S&M 62 127 162 186 195 231 247 261 244 218 173 175 177 176 28 11 5 4 2 % Margin n/m 227% 103% 51% 41% 37% 34% 31% 26% 22% 16% 16% 15% 15% 14% 12% 9% 7% 6% U.S. G&A 28 39 40 42 44 45 46 47 48 49 50 51 52 28 28 28 28 28 28 % Margin n/m 69% 25% 11% 9% 7% 6% 6% 5% 5% 5% 5% 4% 2% 14% 31% 48% 59% 83% Switzerland G&A 0 2 2 2 2 2 2 2 2 2 2 2 2 3 3 3 3 3 3 % Margin 0% 4% 1% 1% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 1% 3% 5% 6% 8% Sunovion Co-Promote 0 0 0 16 26 34 41 40 0 0 0 0 0 0 0 0 0 0 0 % Margin 0% 0% 0% 4% 5% 5% 6% 5% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Operating Income (EBIT) ($170) ($195) ($154) ($21) $61 $158 $239 $324 $454 $535 $615 $660 $696 $738 $97 $23 $3 ($3) ($11) % Margin NA NA NA NA 13% 25% 33% 38% 49% 53% 59% 60% 60% 63% 48% 26% 5% NA NA (-) Switzerland Taxes 0 0 0 0 (2) (6) (9) (13) (18) (21) (24) (26) (27) (29) (4) (1) (0) 0 0 % Switzerland Statutory Tax Rate 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% (-) U.S. Taxes 0 0 0 0 (9) (23) (33) (47) (66) (78) (90) (96) (102) (108) (14) (3) (0) 0 0 % U.S. Statutory Tax Rate 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% Depreciation 0 0 1 3 4 5 6 7 7 8 8 9 9 9 2 1 0 0 0 % Margin 52% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% CapEx (1) (0) (1) (3) (4) (5) (6) (7) (7) (8) (8) (9) (9) (9) (2) (1) (0) (0) (0) % Margin (149%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) â^† in NWC (0) (3) (5) (10) (5) (7) (6) (6) (4) (3) (2) (3) (2) (1) 49 6 2 1 1 % of â^† in Sales 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% (+) Merck Reg. Milestone Amort. 0 1 1 1 1 1 1 1 1 1 1 1 1 1 0 0 0 0 0 (+) ICI Reg. Milestone Amort. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 (+) Merck Sales Milestone Amort. 0 0 1 3 1 1 10 3 3 3 3 3 3 3 0 0 0 0 0 (-) ICI Sales Milestone Payment 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 (-) ICI Reg. Milestone Payment 0 0 0 (1) 0 0 (2) 0 0 0 0 0 0 0 0 0 0 0 0 Unlevered FCF ($170) ($197) ($157) ($29) $47 $124 $201 $263 $370 $436 $503 $539 $569 $604 $128 $25 $4 ($2) ($10) % Margin n/m n/m n/m n/m 10% 20% 27% 31% 40% 44% 48% 49% 49% 52% 64% 27% 7% n/m n/m Memo: EBITDA ($170) ($195) ($153) ($18) $65 $163 $245 $331 $461 $543 $624 $669 $705 $748 $99 $24 $4 ($2) ($11) % Margin n/m n/m n/m n/m 14% 26% 33% 39% 49% 54% 60% 61% 61% 64% 49% 27% 6% n/m n/m Memo: Tax-Effected NOL Benefit $0 $0 $0 $0 $2 $6 $9 $13 $18 $3 $0 $0 $0 $0 $0 $0 $0 $0 $0 % Margin 0% 0% 0% 0% 1% 1% 1% 2% 2% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Source: Beta Special Committee Forecast as of November 2020. 15 Note: Fiscal year ends March 31st.

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Preliminary and Illustrative Beta Valuation Summary ($ in billions, except per share values) Variable Per Share Value Implied Metrics Assumptions Current Price: $7.85 Offer Price: $16.25 TEV 1 • 18.25-year probability-adjusted sum-of-the parts DCF from 4Q20 to 1Q2039 Special Committee • WACC range of 8.5% – 11.5% $12.80 $16.80 $1.0—$1.4 DCF Case 2 • Terminal growth rate of (30%) – (10%)1 • $350mm equity financing at 17.5% discount to 15-day VWAP g s. i n EV / • 0.7x – 1.3x Beta’s unadjusted L+5 revenue of ~$627mm, based on 25th to 75th percentile of selected d mp L+5 Revenue $7.00 $10.55 $0.4—$0.8 comparable companies ra C o T t $7.25 e n • 1.3x – 2.5x Beta’s unadjusted L+5 revenue of ~$627mm, based on 25th to 75th percentile of selected d Upfront / L+5 ece Txn. Revenue $10.65 $19.00 $0.8—$1.6 precedent transactions Pr • Based on Jefferies equity research report from November 2, 2020 Street Case $8.10 $13.40 $0.6—$1.1 • With assumed financing DCF Management Case $18.30 $23.75 $1.5—$2.0 • Management Case does not adjust price increases and future market share gains to reflect expected generic entrant (mirabegron) in 2024 $11.10 al Only ci 1-Day $13.15 $16.00 $1.0—$1.3 • 68% – 104% 1-day premium to unaffected, based on 25th to 75th percentile of selected precedent transactions since 2018 with TV of $1-$10bn and a target with a pre-commercial stage product ommer $17.60 s—C i s 52-Week High $19.70 $26.15 $1.7—$2.3 • 25% – 66% 52-week premium to unaffected, based on 25th to 75th percentile of selected precedent l y Pre transactions since 2018 with TV of $1-$10bn and a target with a pre-commercial stage product Purposes A na ia $12.50 • 60% – 138% 1-day premium to unaffected, based on 25th to 75th percentile of selected precedent l a 1-Day $12.55 $18.70 $1.0—$1.6 Prem i c transactions since 2018 with TV of $1-$10bn and a target with a commercial stage product m er $12.70 Reference om • (18%) – 30% 52-week premium to unaffected, based on 25th to 75th percentile of selected precedent C 52-Week High $12.90 $20.50 $1.0—$1.7 transactions since 2018 with TV of $1-$10bn and a target with a commercial stage product For tives 52-Week High / $7.15 $15.75 • 52-week trading range of $7.16 per share (March 18, 2020) to $15.75 per share (January 6, 2020) c $0.5—$1.3 Low sp e r Pe • Analyst price target range of 3 research analysts Analyst Price - Low price target of $18 per share based on Jefferies equity research report from November 2, 2020, high ket $18.00 $28.00 $1.5—$2.4 r a Targets price target of $28 per share based on H.C. Wainwright equity research report from August 19, 2020 M - Median price target of $23 per share $0 $5 $10 $15 $20 $25 $30 $35 For reference only: 1. Implied share price of $7.25 using estimated multiple on BridgeBio acquisition of Eidos Therapeutics of ~0.8x L+5 Revenue 2. Implied share price of $11.10 using BridgeBio acquisition of Eidos Therapeutics 1-day unaffected share price premium of ~41% 3. Implied share price of $17.60 using BridgeBio acquisition of Eidos Therapeutics 52-week unaffected share price premium of ~12% 4. Implied share price of $12.50 using Ionis acquisition of Akcea Therapeutics 1-day unaffected share price premium of ~59% 5. Implied share price of $12.70 using Ionis acquisition of Akcea Therapeutics 52-week unaffected share price premium of ~(19%) Source: Management, equity research, and FactSet. 16 Note: Market data as of November 9, 2020. Figures rounded to nearest $5mm and $0.05 per share. 1 Assuming financing for all outcomes. 2 Based on Probability-Adjusted Beta Special Committee Forecast. Midpoint of the range is $14.65 per share assuming 10% WACC and TGR of -20%. Terminal value represents ~0% of total enterprise value.

DRAFT

PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

Special Committee Case

# Preliminary and Illustrative Probability-Adjusted Sum-of-the-Parts DCF

($ in millions, except per share values)

## Equity Value per Share


Value / Share
$20
15
10
5
0
Offer Price: $16.25
Current Share Price: $7.85
$14.50
$0.90
$0.40
$0.25
($3.70)
$12.30
$2.05
$0.30
$14.65
OAB
BPH
IBS-Pain
902
G&A
Total Enterprise Value
Net Cash
NOLs
Total Equity Value

| | OAB | BPH | IBS-Pain | 902 | G&A | Total Enterprise Value | Net Cash | NOLs | Total Equity Value |
|---|---|---|---|---|---|---|---|---|---|
| POS | 100% | 100% | 20% | 15% | N/A | N/A | N/A | N/A | N/A |
| NPV | $1,343 | $82 | $38 | $25 | ($345) | $1,143 | $189 | $27 | $1,360 |

## Commentary

- Valuation date of December 31, 2020
- 18.25-year DCF forecast through March 2039
  - See Appendix for DCF analysis
- Assumed $350mm equity financing at 17.5% discount to 15-day VWAP
- Terminal value in 2039 based on terminal growth rate of (20%)
  - Represents ~0% of total enterprise value
- WACC of 10%
  - See Appendix for WACC analysis
- U.S. and Swiss tax rate of 21% and 13.04%, respectively
  - 70% / 30% positive EBIT allocation between U.S. and Switzerland
  - 95.5% of losses are allocated to Switzerland and accrue as usable NOLs
- Projected net cash of approximately $189mm[1] as of December 31, 2020

LAZARD

Source: *Beta Special Committee Forecast as of November 2020 and FactSet.*

Note: Market data as of November 9, 2020. Figures rounded to nearest $5mm and $0.05 per share. Due to rounding, numbers in table may not sum to numbers in bar chart above.

1 Balances as of 9/30/2020 pro forma for October 2020 - December 2020 drawdowns on credit facility, $14mm FDA approval milestone payment, and Q3 2020 expected cash burn.

17

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Special Committee Case Preliminary and Illustrative Probability-Adjusted DCF Sensitivity Analysis ($ per share) Sensitivity Equity Value per Share Comments Base Case DCF Value: $14.65 • Current: L+4 revenue growth rates based on bottoms-up forecast • Sensitivity: Assumes 2024 generic Myrbetriq pressures result in OAB Growth Rate ($9.00) +$10.35 flat market share 2024 and beyond – L+4 revenue growth rates based on more consistent growth in outer years • Current: 80% PoS • Sensitivity: 50% PoS – 100% PoS BPH POS ($0.20) +$0.85 • Current: 20% cumulative PoS • Sensitivity: 0% PoS – 46% PoS, where 46% represents IBS POS ($0.50) +$1.60 increased PoS from successfully completing the next phase of clinical development • Current: 15% cumulative PoS • Sensitivity: 0% PoS – 55% PoS, where 55% represents 902 POS ($0.35) +$1.95 increased PoS from successfully completing the next phase of clinical development • Current: No Ex-U.S. • Sensitivity: Ex-U.S. revenue in OAB, OAB in men with BPH, Ex-U.S. Revenue $0.00 +$2.25 IBS-associated pain and 902 based on management projections • Current: 10% • Sensitivity: 8.5%—11.5% WACC ($1.85) +$2.15 $2 $7 $12 $17 $22 $27 Source: Beta Special Committee Forecast as of November 2020 and FactSet. 18 Note: Market data as of November 9, 2020. POS is probability of success. Figures rounded to nearest $0.05 per share.

DRAFT P R O J E C T S A L A M A N D E R PRELIMINARY & ILLUSTRATIVE Special Committee Case Preliminary and Illustrative Probability-Adjusted DCF Sensitivity Analysis (cont’d) ($ per share) Sensitivity Equity Value per Share Comments Base Case DCF Value: $14.65 • Current: $350mm equity financing at 17.5% discount to 15-day VWAP • Sensitivity: $400mm total equity financing – no Financing Size ($0.65) +$12.60 equity financing • Current: 17.5% discount to current 15-day VWAP of $7.98 • Sensitivity: 20% discount to share price – 8% Share Price Discount ($0.25) +$1.70 discount to share price • Current: Equity financing assuming current 15-day VWAP of $7.98 • Sensitivity: Equity financing assuming 10% Current Share Price ($0.90) +$1.90 lower share price – 10% higher share price • Current: Current 15-day VWAP for both rounds of financing Share Price for Second • Sensitivity: 30% lower share price for second ($0.45) +$1.40 Financing financing – 10% higher share price for second financing $10 $15 $20 $25 $30 Source: Beta Special Committee Forecast as of November 2020 and FactSet. 19 Note: Market data as of November 9, 2020. Figures rounded to nearest $0.05 per share.

DRAFT
PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

# Overview of Selected Comparable Companies

($ in millions)

## Below are selected publicly traded non-oncology biotech companies with near-to-market or recently launched first products

| Company | Lead Product | | | Market Value | Enterprise Value | % of 52-Week High | L+5 Revenue[2] | EV / L+5 Revenue |
|---|---|---|---|---|---|---|---|---|
| | Product | Indication | Status (Approval[1]) | | | | | |
| Aurinia | Voclosporin | Lupus Nephritis | Filed (1/22/21) | $1,817 | $1,379 | 64% | $1,047 | 1.3x |
| Zogenix | Fintepla (fenfluramine) | Dravet Syndrome LGS | Marketed (6/25/20) Filing[3] | 1,291 | 961 | 41% | 749 | 1.3x |
| Rhythm | Setmelanotide | POMC & LEPR Deficiency Obesity | Filed (11/27/20) | 1,089 | 887 | 79% | 812 | 1.1x |
| Esperion | Nexletol (bempedoic acid) | Hypercholesterolemia | Marketed (2/21/20) | 787 | 572 | 38% | 621 | 0.9x |
| BioCryst | Orladeyo (berotralstat) | Hereditary Angioedema | Filed (12/3/20) | 744 | 693 | 69% | 465 | 1.5x |
| Kadmon | Belumosudil | Chronic Graft vs. Host Disease | Filing[4] | 577 | 462 | 64% | 617 | 0.7x |
| Ardelyx | Ibsrela (tenapanor) | Chronic Kidney Disease[5] | Filed (4/29/21)[5] | 508 | 373 | 64% | 617 | 0.6x |
| Eiger | Zokinvy (lonafarnib) | Progeria & Progeroid Laminopathies | Filed (11/20/20) | 312 | 212 | 60% | 358 | 0.6x |
| | | | 75th Percentile: | $1,139 | $906 | 66% | $765 | 1.3x |
| | | | Median: | 766 | 632 | 64% | 619 | 1.0x |
| | | | Mean: | 891 | 692 | 60% | 661 | 1.0x |
| | | | 25th Percentile: | 560 | 440 | 55% | 579 | 0.7x |

**Memo:**

| Company | Product | Indication | Status | Market Value | Enterprise Value | % of 52-Week High | L+5 Revenue | EV / L+5 Revenue |
|---|---|---|---|---|---|---|---|---|
| Beta | Vibegron | Overactive Bladder | Filed (12/26/20) | $272 | $433 | 50% | $627[6] | 0.7x |

Source: *FactSet, Evaluate Pharma, company filings, websites, and corporate presentations.*

Note: Market data as of November 9, 2020. For companies with products launching prior to 6/30, the Launch year is defined as L+1. For launches after 6/30, the year in which the product launches is defined as L+0. Launch assumed shortly after approval date / expected approval.

1. Represents FDA approval date, if marketed. Represents PDUFA date, if BLA / NDA filed.
2. Revenue estimates represent broker median estimate for L+5.
3. FDA meeting to discuss sNDA held in September.
4. NDA filed on September 30, 2020; PDUFA date not yet provided.
5. Approved in IBS-C, but not yet promoted pending partnering.
6. Unadjusted Beta Special Committee Forecast as of November 2020.

LAZARD
20

DRAFT
PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

# Overview of Selected Precedent Transactions

($ in millions)

**Below are precedent transactions involving non-oncology biotech companies with near-to-market or recently launched first products**

| Ann. Date | Acquiror | Target | Lead Program | | | Consideration | | L+5 Revenue | Upfront / L+5 Revenue |
|---|---|---|---|---|---|---|---|---|---|
| | | | Product | Indication | Status (Approval) | Upfront | Total[3] | | |
| Oct-20 | bridgebio | eidos | Acoramidis | ATTR | Phase III | $2,753 | $2,753 | $3,658 | 0.8x |
| Aug-20 | Nestlé Health Science | aimmune | Palforzia | Food Allergy | Marketed (1/31/20) | 2,411 | 2,411 | 958 | 2.5x |
| Sep-19 | sobi | Dova | Doptelet | Chronic immune thrombocytopenia | Marketed (6/27/19) | 800 | 846 | 631 | 1.3x |
| Sep-19 | Lundbeck | ALDER | Eptinezumab | Migraine prevention | Filed (2/21/20) | 1,577 | 1,798 | 623 | 2.5x |
| Feb-19 | IPSEN | clementia | Palovarotene | Fibrodysplasia ossificans progressiva | Filing[1] | 857 | 1,103 | 678 | 1.3x |
| Jan-18 | Takeda | TiGenix | Cx601 | Crohn's disease | Filed[2] | 579 | 579 | 240 | 2.4x |
| Jul-16 | GALENICA | relypsa | Veltassa | Hyperkalemia | Marketed (10/21/15) | 1,432 | 1,432 | 532 | 2.7x |

| | Upfront | Total | L+5 Revenue | Upfront / L+5 Revenue |
|---|---|---|---|---|
| 75th Percentile: | $1,994 | $2,105 | $818 | 2.5x |
| Median: | 1,432 | 1,432 | 631 | 2.4x |
| Mean: | 1,487 | 1,561 | 1,046 | 1.9x |
| 25th Percentile: | 828 | 975 | 577 | 1.3x |

*Source: Company filings, press releases, and equity research.*

Note: For companies with products launching prior to 6/30, the Launch year is defined as L+1. For launches after 6/30, the year in which the product launches is defined as L+0. Launch assumed shortly after approval date / expected approval. Eidos expected launch in H2 2022 based on broker consensus.

1 An NDA for Clementia's palovarotene for episodic flare-up treatment of fibrodysplasia ossificans progressiva was expected to be submitted to the U.S. Food and Drug Administration (FDA) in the second half of 2019.

2 Filed with EMA and had a positive CHMP opinion. In pivotal trial in the U.S.

3 Transaction totals include contingent consideration.

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21

DRAFT C O N F I D E N T I A L P R O J E C T S A L A M A N D E R Appendix

DRAFT
PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

APPENDIX

# Overview of the Company's Top 25 Shareholders

($ in millions, except per share values)

## There is a high concentration of ownership among top 25 shareholders and relatively low weighted-average cost basis

| # | Shareholder | Ownership Stake | Cumulative Holdings | Position (000s) | Current Market Value | % Ownership of the Minority Stake | Estimated Cost Basis |
|---|---|---|---|---|---|---|---|
| 1 | Salamander | | 72.5% | 22,963 | $186 | NA | NA |
| 2 | Perceptive Advisors | 7.5% | 80.0% | 2,367 | 19 | 27.2% | 9.34 |
| 3 | Keith Katkin | 3.9% | 84.0% | 1,250 | 10 | 14.4% | 12.20 |
| 4 | Baker Bros. Advisors | 3.2% | 87.1% | 1,000 | 8 | 11.5% | 10.90 |
| 5 | Fidelity Management & Research | 2.3% | Top 5 89.4% | 713 | 6 | 8.2% | 10.89 |
| 6 | Alyeska Investment Group | 2.0% | 91.3% | 621 | 5 | 7.1% | 11.35 |
| 7 | Pekin Hardy Strauss | 1.2% | 92.5% | 387 | 3 | 4.5% | 11.38 |
| 8 | BlackRock | 1.0% | 93.5% | 310 | 3 | 3.6% | 10.99 |
| 9 | Samsara Biocapital | 0.5% | 94.0% | 157 | 1 | 1.8% | 10.00 |
| 10 | Cornelia Haag-Molkenteller | 0.5% | Top 10 94.5% | 145 | 1 | 1.7% | 10.98 |
| 11 | Vanguard | 0.4% | 94.9% | 131 | 1 | 1.5% | 10.08 |
| 12 | Bryan Smith | 0.4% | 95.3% | 128 | 1 | 1.5% | 10.91 |
| 13 | Renaissance Technologies | 0.3% | 95.6% | 109 | 1 | 1.3% | 10.08 |
| 14 | Walt Johnston | 0.3% | 96.0% | 109 | 1 | 1.2% | 10.08 |
| 15 | Banco Bilbao Vizcaya Argentaria | 0.3% | Top 15 96.3% | 102 | 1 | 1.2% | 10.08 |
| 16 | Infinity Q Capital Management | 0.3% | 96.6% | 95 | 1 | 1.1% | 10.15 |
| 17 | Wildcat Capital Management | 0.3% | 96.9% | 95 | 1 | 1.1% | 8.89 |
| 18 | Geode Capital Management | 0.3% | 97.2% | 89 | 1 | 1.0% | 9.50 |
| 19 | Christine Ocampo | 0.2% | 97.4% | 77 | 1 | 0.9% | 10.98 |
| 20 | Northern Trust | 0.2% | Top 20 97.6% | 59 | 0 | 0.7% | 10.06 |
| 21 | Komitzer Capital Management | 0.2% | 97.8% | 51 | 0 | 0.6% | 10.98 |
| 22 | Kovitz Investment Group | 0.1% | 97.9% | 39 | 0 | 0.4% | NA |
| 23 | Wells Fargo | 0.1% | 98.0% | 38 | 0 | 0.4% | 10.27 |
| 24 | Millennium Management | 0.1% | 98.1% | 35 | 0 | 0.4% | 10.08 |
| 25 | Personal CFO Solutions | 0.1% | Top 25 98.2% | 34 | 0 | 0.4% | 10.08 |

**Weighted-Average Cost Basis** $10.58

Source: *Bloomberg and FactSet.*
Note: Market value as of November 9, 2020.

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22

DRAFT
PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE
APPENDIX

# Modest Short Pressure Suggesting No Short Thesis

*Declining short interest in Beta signals improving sentiment*

**Beta short interest has declined from a recent high of 1.5mm shares in December '19 to 0.8mm shares currently, but remains high at 11% of the float; short interest trends are an important sentiment indicator**

**Short Interest (LS) vs. Price (RS) – November '18 to November '20**


Unwinding short interest contributed to late '19 / early '20 spike
Beta short interest is trending lower indicating improving sentiment
Beta SI 0.8mm
Beta PX $7.85
Short Interest
Price
1.8m
1.6m
1.4m
1.2m
1.0m
0.8m
0.6m
0.4m
0.2m
0
$16
$14
$12
$10
$8
$6
$4
Nov '18
Feb '19
May '19
Aug '19
Nov '19
Feb '20
May '20
Aug '20
Nov '20

**Commentary**

- Low liquidity such that relatively small trades can have large price impacts
- On-exchange and off-exchange volume on 12/31/2019 were ~6.0x and ~6.5x the average daily trading volume, respectively
- Short interest declined from 1.1mm shares as of 12/31/2019 to 842k shares as of 1/15/2020
- Likely that three large blocks executed on 12/31/2019 and short covering at year end contributed to the unusual price increase around 12/31/2019

Source: Bloomberg.
Note: Market data as of November 9, 2020.

LAZARD
23

DRAFT
PROJECT SALAMANDER
PRELIMINARY & ILLUSTRATIVE
APPENDIX

# Block Trading Activity

*Elevated block trading in November '19 and December '19 likely associated with Baker Brothers stake*

**Block trading is off-exchange share trading in large size and is the preferred means of hedge funds and large institutions to trade equities; Beta block trading activity was elevated in Nov and Dec '19, likely associated with Baker Brothers stake of 1mm shares and has otherwise been modest. Limited off-exchange block trading in the last several months has been $9.00 – $13.40 per share**

## November '19 to November '20 (# of blocks above 5k shares)

**1-Year Average**

| | |
|---|---|
| # of Large Blocks | 9 |
| # of Shares | 154k |


Trading patterns in November and December '19 signal block activity by Baker Brothers
Recent block trading activity suggests low hedge fund activity
# of Large Blocks
3
18
12
4
12
13
4
17
14
10
3
10
1
November
December
January
February
March
April
May
June
July
August
September
October
November
# of Shares
738K
262k
161k
199k
224k
195k
51k
277k
128k
92k
23k
77k
10k

## Beta Trading Activity

- Block trading volume and the number of blocks traded were particularly high in November '19 and December '19, with 3 particularly large block trades aggregating 738k shares on 11/01/19 at $9.68, likely associated with Baker Brothers' stake of 1mm shares
- In recent months, consistent with the normal share trading volume in Beta shares, off-exchange block activity has been modest
- The low level of block trading suggests minimal shareholder shifts and modest institutional selling
- Block trading represents a key trend to analyze as it previously represented heightened selling activity by large institutions

## Top 10 Largest Blocks since November '19

| Date | Volume | Price |
|---|---|---|
| 11/01/19 | 380,089 | $9.68 |
| 11/01/19 | 200,000 | $9.68 |
| 11/01/19 | 158,200 | $9.68 |
| 02/11/20 | 93,393 | $11.07 |
| 02/11/20 | 93,393 | $11.05 |
| 06/30/20 | 54,197 | $9.84 |
| 12/11/19 | 50,000 | $12.27 |
| 03/06/20 | 50,000 | $13.40 |
| 03/24/20 | 50,000 | $10.08 |
| 01/23/20 | 47,370 | $13.25 |

Source: Bloomberg.
Note: Market data as of November 9, 2020.

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24

DRAFT
PROJECT SALAMANDER
PRELIMINARY & ILLUSTRATIVE
APPENDIX

# Beta – Illustrative Cash Runway Analysis

($ in millions)

**Inclusive of two equity financings totaling $350mm, Beta is expected to be able to fund operations through September 2022**

**Illustrative Beta Cash Burn**


$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
($50)
($100)
($150)
($200)
Approval
Potential Commercial Launch
First Financing of $200mm
Second Financing of $150mm
$249
$337
$273
$221
$174
$133
$69
$16
($29)
($70)
($110)
($142)
Q3 '20
Q4 '20
Q1 '21
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23

**Observations**

- **~$250mm cash as of the end of Q3 2020**
  - ~$74mm of cash on the Company's balance sheet
  - $38mm of cash drawn down from Salamander credit facility in November 2020
  - $14mm FDA approval milestone payment
  - $200mm equity financing in Q3 2020 and $150mm equity financing in Q4 2020
  - ~$50mm of cash burn in Q3 2020
- **Current cash position expected to fund operations through September 2022**
- **Limited float and low trading volume may make substantial follow-on equity raise challenging**
- **Standstill agreement with Salamander effectively requires their pro rata participation to use equity issuance as a source of cash**
- **Covenants on Salamander Credit Facility also limit ability to access some types of debt financing**

LAZARD

*Source: Management and Company filings.*

25

DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A P P E N D I X Special Committee Case Preliminary Probability-Adjusted DCF Analysis ($ in millions, except per share values) 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E OAB 1 56 158 361 459 598 695 773 825 866 883 909 927 936 140 49 22 12 7 BPH 0 0 0 4 13 23 34 44 50 53 56 60 64 68 10 4 2 1 0 IBS 0 0 0 0 0 0 4 21 40 60 84 109 132 140 21 7 3 2 1 902 0 0 0 0 0 0 0 8 18 22 24 26 28 29 29 30 31 32 26 Net Revenue $1 $56 $158 $365 $472 $621 $732 $845 $933 $1,001 $1,047 $1,105 $1,151 $1,173 $201 $90 $58 $47 $34 % Growth n/m 183% 131% 29% 32% 18% 15% 10% 7% 5% 6% 4% 2% (83%) (55%) (36%) (19%) (28%) COGS 0 6 21 26 34 44 52 60 65 70 72 76 79 80 13 5 3 2 2 % Margin 10% 13% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 6% 6% 5% 5% 5% Merck Royalty 0 6 16 38 49 67 80 93 102 110 116 123 128 131 17 6 3 1 1 ICI Royalty 0 0 0 0 0 0 0 1 1 2 2 3 3 4 4 4 4 4 3 Gross Profit $1 $45 $121 $301 $389 $510 $600 $692 $764 $820 $856 $904 $941 $958 $167 $75 $48 $39 $28 % Margin 80% 77% 83% 82% 82% 82% 82% 82% 82% 82% 82% 82% 82% 83% 83% 83% 83% 83% R&D 81 72 71 77 62 41 26 18 17 17 17 15 14 13 11 10 9 8 6 % Margin n/m 130% 45% 21% 13% 7% 4% 2% 2% 2% 2% 1% 1% 1% 6% 11% 15% 16% 19% S&M 62 127 162 186 195 231 247 261 244 218 173 175 177 176 28 11 5 4 2 % Margin n/m 227% 103% 51% 41% 37% 34% 31% 26% 22% 16% 16% 15% 15% 14% 12% 9% 7% 6% U.S. G&A 28 39 40 42 44 45 46 47 48 49 50 51 52 28 28 28 28 28 28 % Margin n/m 69% 25% 11% 9% 7% 6% 6% 5% 5% 5% 5% 4% 2% 14% 31% 48% 59% 83% Switzerland G&A 0 2 2 2 2 2 2 2 2 2 2 2 2 3 3 3 3 3 3 % Margin 0% 4% 1% 1% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 1% 3% 5% 6% 8% Sunovion Co-Promote 0 0 0 16 26 34 41 40 0 0 0 0 0 0 0 0 0 0 0 % Margin 0% 0% 0% 4% 5% 5% 6% 5% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Operating Income (EBIT) ($170) ($195) ($154) ($21) $61 $158 $239 $324 $454 $535 $615 $660 $696 $738 $97 $23 $3 ($3) ($11) % Margin NA NA NA NA 13% 25% 33% 38% 49% 53% 59% 60% 60% 63% 48% 26% 5% NA NA (-) Switzerland Taxes 0 0 0 0 (2) (6) (9) (13) (18) (21) (24) (26) (27) (29) (4) (1) (0) 0 0 % Switzerland Statutory Tax Rate 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% (-) U.S. Taxes 0 0 0 0 (9) (23) (33) (47) (66) (78) (90) (96) (102) (108) (14) (3) (0) 0 0 % U.S. Statutory Tax Rate 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% Depreciation 0 0 1 3 4 5 6 7 7 8 8 9 9 9 2 1 0 0 0 % Margin 52% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% CapEx (1) (0) (1) (3) (4) (5) (6) (7) (7) (8) (8) (9) (9) (9) (2) (1) (0) (0) (0) % Margin (149%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) â^† in NWC (0) (3) (5) (10) (5) (7) (6) (6) (4) (3) (2) (3) (2) (1) 49 6 2 1 1 % of â^† in Sales 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% (+) Merck Reg. Milestone Amort. 0 1 1 1 1 1 1 1 1 1 1 1 1 1 0 0 0 0 0 (+) ICI Reg. Milestone Amort. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 (+) Merck Sales Milestone Amort. 0 0 1 3 1 1 10 3 3 3 3 3 3 3 0 0 0 0 0 (-) ICI Sales Milestone Payment 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 (-) ICI Reg. Milestone Payment 0 0 0 (1) 0 0 (2) 0 0 0 0 0 0 0 0 0 0 0 0 Unlevered FCF ($170) ($197) ($157) ($29) $47 $124 $201 $263 $370 $436 $503 $539 $569 $604 $128 $25 $4 ($2) ($10) % Margin n/m n/m n/m n/m 10% 20% 27% 31% 40% 44% 48% 49% 49% 52% 64% 27% 7% n/m n/m EBITDA ($170) ($195) ($153) ($18) $65 $163 $245 $331 $461 $543 $624 $669 $705 $748 $99 $24 $4 ($2) ($11) % Margin n/m n/m n/m n/m 14% 26% 33% 39% 49% 54% 60% 61% 61% 64% 49% 27% 6% n/m n/m PV of PV of Terminal Value (TV) Equity Value Per Share With Discount Enterprise Value with TGR of: PV of Equity Value With TGR of: Rate Cash With TGR of: Net Debt NOLs TGR of: Flows (30%) (20%) (10%) (30%) (20%) (10%) (30%) (20%) (10%) (30%) (20%) (10%) 8.5% $1,380 ($4) ($7) ($12) $1,346 $1,343 $1,338 $189 $30 $1,565 $1,563 $1,558 $16.82 $16.79 $16.74 10.0% 1,175 (3) (5) (9) = 1,145 1,143 1,140 + 189 + 27 = 1,361 1,360 1,356 14.67 14.66 14.62 11.5% 1,000 (3) (4) (6) 972 971 968 189 25 1,187 1,185 1,183 12.83 12.82 12.79 Source: Beta Special Committee Forecast as of November 2020. 26 Note: Fiscal year ends March 31st.

DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A P P E N D I X Street Case Street Case Probability-Adjusted DCF Analysis ($ in millions, except per share values) 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E Commentary Vibegron U.S. Sales 0 91 238 351 473 552 580 609 639 671 705 740 777 Vibegron EU Royalties 0 0 0 0 0 0 0 0 0 0 0 0 0 • Most forecast Net Revenue $0 $91 $238 $351 $473 $552 $580 $609 $639 $671 $705 $740 $777 assumptions based % Growth n.m. 163% 47% 35% 17% 5% 5% 5% 5% 5% 5% 5% on Jefferies 11/2 COGS 0 7 19 28 38 44 46 49 51 54 56 59 62 updated report with Gross Profit $0 $84 $219 $323 $435 $508 $533 $560 $588 $617 $648 $681 $715 some modifications: % Margin n.m. 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% Vibegron Royalty Payments 0 10 26 39 52 61 64 67 70 74 78 81 85 % Margin n.m. 11% 11% 11% 11% 11% 11% 11% 11% 11% 11% 11% 11% •1 Assumes R&D runoff R&D 66 86 43 22 11 5 3 3 3 3 3 3 3 starting in 2022 that % Margin n.m. 95% 18% 6% 2% 1% 1% 0% 0% 0% 0% 0% 0% SG&A 91 164 188 207 223 239 253 266 277 288 299 311 324 flatlines at $3mm, % Margin n.m. 180% 79% 59% 47% 43% 44% 44% 43% 43% 42% 42% 42% beginning in 2026 Payment to Licensing Partners 30 0 0 20 0 0 20 0 0 0 0 0 0 % Margin n.m. 0% 0% 6% 0% 0% 3% 0% 0% 0% 0% 0% 0% Operating Income (EBIT) ($187) ($176) ($38) $36 $149 $203 $193 $224 $238 $253 $268 $285 $303 •2 Applies Swiss tax % Margin n.m. NA NA 10% 32% 37% 33% 37% 37% 38% 38% 39% 39% domicile and NOL (-) Switzerland Taxes 0 0 0 (1) (6) (8) (8) (9) (9) (10) (10) (11) (12) balance % Switzerland Statutory Tax Rate 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% (-) U.S. Taxes 0 0 0 (5) (22) (30) (28) (33) (35) (37) (39) (42) (44) % U.S. Statutory Tax Rate 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% •3 Net cash of $189mm NOPAT ($187) ($176) ($38) $29 $121 $165 $157 $182 $194 $206 $218 $232 $246 assumes two equity % Margin n.m. NA NA 8% 26% 30% 27% 30% 30% 31% 31% 31% 32% financings of $200mm Depreciation 0 0 0 0 0 0 0 0 0 0 0 0 0 and $150mm in Q3 % of Revenue n.m. 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 2020 and Q4 2020, CapEx 0 (5) (5) (5) (5) (5) (5) (5) (5) (5) 5 5 5 % Margin n.m. 6% 2% 1% 1% 1% 1% 1% 1% 1% (1%) (1%) (1%) respectively â^† in NWC 0 (12) (18) (15) (16) (11) (6) (6) (6) (7) (7) (7) (7) % of Revenue n.m. (14%) (8%) (4%) (3%) (2%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) •4 Midpoint of the range Unlevered FCF ($187) ($193) ($61) $10 $101 $149 $146 $171 $183 $194 $217 $230 $244 is $9.95 per share PV of Terminal Value (TV) Enterprise Value with TGR of: Equity Value With TGR of: Equity Value Per Share With assuming 10% WACC Discount With TGR of: PV of TGR of: and TGR of (20%) Cash Net Debt Rate NOLs Flows (30%) (20%) (10%) (30%) (20%) (10%) (30%) (20%) (10%) (30%) (20%) (10%) 8.5% $573 $171 $263 $456 $767 $859 $1,052 ($189) $23 $956 $1,049 $1,242 $10.40 $11.38 $13.41 •5 Terminal value represents ~30% of 10.0% $490 $140 $213 $359 = $651 $724 $871 + ($189) + $21 = $841 $914 $1,060 $9.17 $9.95 $11.50 total enterprise value 11.5% $418 $115 $173 $285 $553 $611 $723 ($189) $20 $742 $800 $912 $8.12 $8.74 $9.93 Source: Jefferies as of November 2, 2020. 27 Note: Fiscal year ends March 31st.

DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A P P E N D I X Management Case Preliminary Probability-Adjusted Management DCF Analysis ($ in millions, except per share values) 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E OAB 1 56 158 361 559 701 824 933 1,021 1,099 1,153 1,187 1,211 1,223 183 64 29 16 9 BPH 0 0 0 4 13 23 34 44 50 53 56 60 64 68 10 4 2 1 0 IBS 0 0 0 0 0 0 4 21 40 60 84 109 132 140 21 7 3 2 1 902 0 0 0 0 0 0 0 8 18 22 24 26 28 29 29 30 31 32 26 Net Revenue $1 $56 $158 $365 $572 $724 $861 $1,006 $1,128 $1,235 $1,317 $1,383 $1,435 $1,460 $244 $105 $65 $51 $36 % Growth n/m 183% 131% 57% 27% 19% 17% 12% 9% 7% 5% 4% 2% (83%) (57%) (38%) (22%) (29%) COGS 0 6 21 26 41 52 61 71 79 86 92 96 99 101 16 6 4 3 2 % Margin 10% 13% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 6% 6% 5% 5% Merck Royalty 0 6 16 38 61 79 95 112 126 138 148 156 162 165 22 7 3 2 1 ICI Royalty 0 0 0 0 0 0 0 1 1 2 2 3 3 4 4 4 4 4 3 Gross Profit $1 $45 $121 $302 $470 $593 $705 $823 $923 $1,009 $1,075 $1,129 $1,171 $1,190 $202 $87 $54 $42 $30 % Margin 80% 77% 83% 82% 82% 82% 82% 82% 82% 82% 82% 82% 82% 83% 83% 83% 83% 83% R&D % Margin n/m 81 130% 73 45% 71 21% 77 11% 62 6% 41 3% 26 2% 18 1% 17 1% 17 1% 17 1% 15 1% 14 1% 13 5% 12 10% 10 14% 9 15% 8 18% 6 S&M 62 127 162 187 195 221 237 252 238 213 213 217 219 219 34 13 6 4 2 % Margin n/m 227% 103% 51% 34% 31% 28% 25% 21% 17% 16% 16% 15% 15% 14% 12% 10% 8% 6% U.S. G&A 28 39 40 42 44 45 46 47 48 49 50 51 52 28 28 28 28 28 28 % Margin n/m 69% 25% 11% 8% 6% 5% 5% 4% 4% 4% 4% 4% 2% 11% 27% 43% 55% 78% Switzerland G&A 0 2 2 2 2 2 2 2 2 2 2 2 2 3 3 3 3 3 3 % Margin 0% 4% 1% 1% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 1% 3% 4% 5% 8% Sunovion Co-Promote 0 0 0 16 31 39 48 22 0 0 0 0 0 0 0 0 0 0 0 % Margin 0% 0% 0% 4% 5% 5% 6% 2% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Operating Income (EBIT) ($170) ($195) ($154) ($22) $136 $245 $346 $480 $618 $728 $793 $843 $883 $927 $126 $34 $8 ($0) ($10) % Margin NA NA NA NA 24% 34% 40% 48% 55% 59% 60% 61% 62% 64% 52% 32% 12% NA NA (-) Switzerland Taxes 0 0 0 0 (5) (9) (13) (18) (24) (28) (31) (33) (34) (36) (5) (1) (0) 0 0 % Switzerland Statutory Tax Rate 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% 13% (-) U.S. Taxes 0 0 0 0 (19) (36) (49) (67) (90) (106) (116) (123) (129) (135) (18) (5) (1) 0 0 % U.S. Statutory Tax Rate 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% 21% Depreciation 0 0 1 3 5 6 7 8 9 10 11 11 11 12 2 1 1 0 0 % Margin 52% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% CapEx (1) (0) (1) (3) (5) (6) (7) (8) (9) (10) (11) (11) (11) (12) (2) (1) (1) (0) (0) % Margin (149%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) (1%) â^† in NWC (0) (3) (5) (10) (10) (8) (7) (7) (6) (5) (4) (3) (3) (1) 61 7 2 1 1 % of â^† in Sales 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% 5% (+) Merck Reg. Milestone Amort. 0 1 1 1 1 1 1 1 1 1 1 1 1 1 0 0 0 0 0 (+) ICI Reg. Milestone Amort. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 (+) Merck Sales Milestone Amort. 0 0 1 3 6 2 11 19 6 6 6 6 6 6 0 0 0 0 0 (-) ICI Sales Milestone Payment 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 (-) ICI Reg. Milestone Payment 0 0 0 (1) 0 0 (2) 0 0 0 0 0 0 0 0 0 0 0 0 Unlevered FCF ($170) ($197) ($158) ($30) $109 $196 $288 $408 $506 $596 $650 $692 $725 $762 $164 $35 $8 $0 ($9) % Margin n/m n/m n/m n/m 19% 27% 33% 41% 45% 48% 49% 50% 51% 52% 67% 33% 13% 1% n/m EBITDA ($170) ($195) ($153) ($19) $141 $251 $353 $488 $627 $738 $804 $855 $895 $939 $128 $34 $8 $0 ($9) % Margin n/m n/m n/m n/m 25% 35% 41% 49% 56% 60% 61% 62% 62% 64% 52% 33% 13% 0% n/m PV of PV of Terminal Value (TV) Equity Value Per Share With Discount Enterprise Value with TGR of: PV of Equity Value With TGR of: Rate Cash With TGR of: Net Debt NOLs TGR of: Flows (30%) (20%) (10%) (30%) (20%) (10%) (30%) (20%) (10%) (30%) (20%) (10%) 8.5% $2,036 ($4) ($6) ($10) $1,991 $1,989 $1,985 $189 $41 $2,222 $2,220 $2,215 $23.74 $23.72 $23.68 10.0% 1,760 (3) (4) (7) = 1,719 1,717 1,714 + 189 + 38 = 1,946 1,945 1,942 20.84 20.82 20.79 11.5% 1,522 (2) (3) (5) 1,485 1,484 1,481 189 35 1,709 1,708 1,706 18.34 18.33 18.30 Source: Beta Management Forecast as of November 2020. 28 Note: Fiscal year ends March 31st.

DRAFT

PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

APPENDIX

# Recent Biotech Follow-on Discounts: Market Caps between $100mm – $500mm

($ in millions)

| Pricing Date | Issuer | Deal Value | Market Cap | % of Mkt Cap | File-to Offer | Discount to Last | Offer-to 1 Day | Offer-to 1 Week | Offer-to Current |
|---|---|---|---|---|---|---|---|---|---|
| 10/22/20 | Milestone Pharmaceuticals | $52 | $173 | 30.1% | (25.0%) | (25.0%) | 14.3% | — | 14.3% |
| 10/21/20 | Aptinyx | 48 | 183 | 26.2% | (30.2%) | (23.1%) | 6.0% | — | 4.2% |
| 10/20/20 | BELLUS Health | 40 | 140 | 28.6% | (3.0%) | (3.0%) | 6.7% | — | 8.9% |
| 10/01/20 | LogicBio Therapeutics | 48 | 215 | 22.4% | (33.9%) | (33.9%) | 3.3% | 20.7% | (6.0%) |
| 09/30/20 | Cardiff Oncology | 88 | 332 | 26.5% | (3.6%) | (3.6%) | 5.1% | (4.7%) | 5.4% |
| 09/17/20 | Humanigen | 78 | 438 | 17.8% | (14.1%) | (18.3%) | 13.5% | 9.4% | 52.4% |
| 09/17/20 | NuCana | 81 | 176 | 46.1% | (20.9%) | (20.9%) | 1.8% | 8.9% | 24.2% |
| 09/16/20 | 89Bio | 92 | 492 | 18.7% | (23.8%) | (4.1%) | (11.1%) | (13.1%) | (12.8%) |
| 09/16/20 | Strongbridge Biopharma | 26 | 152 | 17.1% | (19.6%) | (19.6%) | (0.9%) | (4.0%) | (6.7%) |
| 09/11/20 | Spero Therapeutics | 80 | 235 | 34.0% | (21.9%) | (10.1%) | (0.9%) | 0.0% | 40.2% |
| 09/01/20 | Zosano Pharma | 21 | 112 | 18.8% | (19.9%) | (19.6%) | 17.2% | 4.2% | (66.7%) |
| 08/27/20 | Odonate Therapeutics | 92 | 477 | 19.3% | (18.3%) | (4.0%) | 25.5% | 5.5% | 15.9% |
| 08/25/20 | Ovid Therapeutics | 50 | 364 | 13.8% | 25.6% | 25.6% | (20.8%) | (28.3%) | (33.3%) |
| 08/13/20 | Equillium | 38 | 156 | 24.4% | (20.6%) | (20.6%) | 3.4% | (2.3%) | (16.6%) |
| 08/04/20 | Immunic | 104 | 291 | 35.8% | (18.2%) | (7.4%) | 0.2% | 8.4% | (5.4%) |
| 07/30/20 | Spectrum Pharmaceuticals | 75 | 452 | 16.6% | (22.7%) | (22.7%) | 3.3% | 20.0% | 13.3% |
| 07/28/20 | TCR2 Therapeutics | 143 | 392 | 36.5% | (5.4%) | (4.8%) | 16.0% | 2.7% | 34.8% |
| 07/28/20 | ESSA Pharma | 49 | 130 | 37.8% | (3.9%) | (3.7%) | 13.3% | 12.5% | 1.7% |
| 07/22/20 | CASI Pharmaceuticals | 44 | 225 | 19.6% | (14.8%) | (14.8%) | 0.0% | 4.7% | (6.8%) |
| 07/16/20 | Atreca | 125 | 410 | 30.5% | (13.1%) | (13.1%) | (6.9%) | (6.1%) | (9.3%) |
| 07/16/20 | INmune Bio | 25 | 141 | 17.7% | (23.4%) | (23.4%) | 7.3% | 27.7% | (17.6%) |
| 07/15/20 | Aptose Biosciences | 55 | 477 | 11.5% | (16.1%) | (16.1%) | 2.7% | 1.9% | (2.9%) |
| 07/13/20 | Osmotica Pharmaceuticals | 33 | 455 | 7.3% | (15.2%) | (15.2%) | (6.0%) | (5.2%) | (9.3%) |
| 07/09/20 | Otonomy | 69 | 110 | 62.8% | (8.7%) | (8.7%) | 18.5% | 31.4% | 16.6% |
| 07/07/20 | 89Bio | 84 | 456 | 18.4% | (0.4%) | (16.8%) | 12.6% | 13.2% | (11.2%) |
| 07/01/20 | Chiasma | 80 | 227 | 35.2% | (25.7%) | (25.7%) | 16.3% | 16.5% | (3.0%) |
| 06/29/20 | Liquidia Technologies | 75 | 303 | 24.8% | (25.0%) | (25.0%) | 5.3% | (1.5%) | (43.2%) |
| 06/25/20 | Xeris Pharmaceuticals | 23 | 102 | 22.5% | (48.8%) | 0.0% | (7.7%) | 2.6% | 104.4% |
| 06/24/20 | Evelo Biosciences | 52 | 130 | 40.1% | (6.5%) | (6.5%) | 30.7% | 32.0% | 28.3% |
| 06/24/20 | Magenta Therapeutics | 69 | 383 | 18.0% | (17.3%) | (17.3%) | 3.9% | (5.3%) | (11.9%) |
| | **30 Transactions** **75th Percentile:** | **$80** | **$406** | **33.1%** | **(9.8%)** | **(5.2%)** | **13.5%** | **12.9%** | **15.5%** |
| | **Mean:** | **65** | **278** | **26.0%** | **(16.5%)** | **(13.4%)** | **5.7%** | **5.6%** | **3.4%** |
| | **Median:** | **62** | **231** | **23.4%** | **(18.2%)** | **(15.6%)** | **4.5%** | **4.2%** | **(2.9%)** |
| | **25th Percentile:** | **45** | **153** | **18.1%** | **(23.2%)** | **(20.8%)** | **0.1%** | **(3.2%)** | **(10.7%)** |

Source: FactSet.
Note: Includes recent biotech follow-ons for companies with market caps of $100-500mm.

LAZARD

29

DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A P P E N D I X Special Committee Case Summary P&L Forecast – US OAB Probability Adjusted ($ in millions) 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E Gross OAB Revenue 1 75 280 726 923 1,203 1,397 1,554 1,659 1,741 1,775 1,828 1,865 1,883 283 99 44 24 13 % Growth n/m 275% 159% 27% 30% 16% 11% 7% 5% 2% 3% 2% 1% (85%) (65%) (55%) (45%) (45%) Net Revenue $1 $56 $158 $361 $459 $598 $695 $773 $825 $866 $883 $909 $927 $936 $140 $49 $22 $12 $7 % Growth n/m 183% 129% 27% 30% 16% 11% 7% 5% 2% 3% 2% 1% (85%) (65%) (55%) (45%) (45%) COGS 0 6 21 26 33 43 49 55 59 62 63 65 66 67 10 4 2 1 0 % Margin 0% 10% 13% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% Merck Royalty 0 6 16 37 48 65 76 86 93 99 101 105 107 108 14 5 2 1 1 Gross Profit $1 $45 $121 $298 $378 $491 $569 $631 $673 $706 $719 $740 $754 $762 $116 $41 $18 $10 $6 % Margin 90% 80% 77% 83% 82% 82% 82% 82% 82% 81% 81% 81% 81% 81% 83% 83% 83% 83% 83% R&D 64 54 41 42 42 32 23 14 14 14 14 13 12 11 10 9 8 7 5 % Margin n/m 97% 26% 12% 9% 5% 3% 2% 2% 2% 2% 1% 1% 1% 7% 18% 34% 54% 81% S&M 62 127 162 177 185 219 228 222 203 177 133 137 140 142 21 7 3 2 1 % Margin n/m 227% 103% 49% 40% 37% 33% 29% 25% 20% 15% 15% 15% 15% 15% 15% 15% 15% 15% Co-Promote 0 0 0 15 24 32 39 38 0 0 0 0 0 0 0 0 0 0 0 % Margin 0% 0% 0% 4% 5% 5% 6% 5% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% EBIT ($126) ($136) ($82) $64 $127 $208 $279 $356 $456 $515 $572 $590 $602 $609 $85 $25 $7 $2 ($1) % Margin n/m n/m n/m 18% 28% 35% 40% 46% 55% 59% 65% 65% 65% 65% 61% 50% 33% 14% n/m D&A 0 0 1 3 4 5 6 6 7 7 7 7 7 7 1 0 0 0 0 % Margin 52% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% EBITDA ($126) ($136) ($81) $67 $131 $213 $285 $363 $462 $522 $579 $597 $610 $616 $86 $25 $8 $2 ($1) % Margin n/m n/m n/m 18% 29% 36% 41% 47% 56% 60% 66% 66% 66% 66% 62% 51% 34% 15% n/m Memo: Cumulative PoS: 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% Merck Reg. Milestone Amort. 0 1 1 1 1 1 1 1 1 1 1 1 1 1 0 0 0 0 0 Merck Sales Milestone Amort. 0 0 1 3 1 1 10 3 3 3 3 3 3 3 0 0 0 0 0 Source: Beta Special Committee Forecast as of November 2020. 30 Note: Fiscal year ends March 31st.

DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A P P E N D I X Special Committee Case Summary P&L Forecast – US BPH Probability Adjusted ($ in millions) 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E Gross BPH Revenue 0 0 0 7 25 46 68 88 100 106 112 121 129 136 20 7 3 2 1 % Growth n/m n/m n/m 253% 81% 48% 29% 14% 6% 6% 8% 7% 6% (85%) (65%) (55%) (45%) (45%) Net Revenue $0 $0 $0 $4 $13 $23 $34 $44 $50 $53 $56 $60 $64 $68 $10 $4 $2 $1 $0 % Growth n/m n/m n/m 252% 81% 48% 29% 14% 6% 6% 8% 7% 6% (85%) (65%) (55%) (45%) (45%) COGS 0 0 0 0 1 2 2 3 4 4 4 4 5 5 1 0 0 0 0 % Margin n/m n/m n/m 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% 7% Merck Royalty 0 0 0 0 1 2 3 4 4 5 5 6 6 6 1 0 0 0 0 Gross Profit $0 $0 $0 $3 $11 $19 $28 $37 $42 $44 $47 $50 $54 $57 $9 $3 $1 $1 $0 % Margin n/m n/m n/m 85% 85% 84% 84% 84% 84% 84% 84% 84% 84% 84% 85% 85% 85% 85% 85% R&D 4 3 2 2 2 2 1 1 1 1 1 1 1 1 0 0 0 0 0 % Margin n/m n/m n/m 59% 16% 7% 3% 2% 1% 1% 1% 1% 1% 1% 5% 12% 24% 37% 56% S&M 0 0 0 9 9 11 11 11 10 9 7 7 7 7 1 0 0 0 0 % Margin n/m n/m n/m 248% 73% 48% 34% 25% 20% 17% 12% 11% 11% 10% 10% 10% 10% 10% 10% Co-Promote 0 0 0 1 1 2 2 2 0 0 0 0 0 0 0 0 0 0 0 % Margin n/m n/m n/m 21% 10% 7% 6% 4% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% EBIT ($4) ($3) ($2) ($9) ($2) $5 $14 $23 $31 $35 $39 $43 $46 $49 $7 $2 $1 $0 $0 % Margin n/m n/m n/m n/m n/m 22% 41% 53% 62% 66% 71% 71% 72% 72% 70% 62% 51% 38% 19% D&A 0 0 0 0 0 0 0 0 0 0 0 0 1 1 0 0 0 0 0 % Margin n/m n/m n/m 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% EBITDA ($4) ($3) ($2) ($9) ($2) $5 $14 $23 $31 $35 $40 $43 $47 $50 $7 $2 $1 $0 $0 % Margin n/m n/m n/m n/m n/m 23% 42% 53% 63% 67% 72% 72% 73% 73% 71% 63% 52% 39% 20% Memo: Cumulative PoS: 100% 100% 100% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% 80% Merck Sales Milestone Amort. 0 0 0 0 0 0 0 1 0 0 0 0 0 0 0 0 0 0 0 Source: Beta Special Committee Forecast as of November 2020. 31 Note: Fiscal year ends March 31st.

DRAFT
PROJECT SALAMANDER
PRELIMINARY & ILLUSTRATIVE
APPENDIX

Summary P&L Forecast – *US IBS Probability Adjusted*

($ in millions)

	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E
Gross IBS Revenue	0	0	0	0	0	0	7	35	66	101	139	182	221	234	35	12	6	3	2
% Growth		n/m	n/m	n/m	n/m	n/m	n/m	412%	90%	53%	38%	31%	21%	6%	(85%)	(65%)	(55%)	(45%)	(45%)
Net Revenue	$0	$0	$0	$0	$0	$0	$4	$21	$40	$60	$84	$109	$132	$140	$21	$7	$3	$2	$1
% Growth		n/m	n/m	n/m	n/m	n/m	n/m	412%	90%	53%	38%	31%	21%	6%	(85%)	(65%)	(55%)	(45%)	(45%)
COGS	0	0	0	0	0	0	0	1	2	3	4	6	7	7	1	0	0	0	0
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	6%	6%	6%	5%	5%	5%	5%	5%	5%	5%	5%	5%	5%
Merck Royalty	0	0	0	0	0	0	0	2	4	7	10	13	15	16	2	1	0	0	0
Gross Profit	$0	$0	$0	$0	$0	$0	$3	$17	$33	$50	$70	$91	$110	$116	$18	$6	$3	$2	$1
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	83%	83%	83%	83%	83%	83%	83%	83%	85%	85%	85%	85%	85%
R&D	4	7	19	17	6	2	1	3	1	1	1	1	1	1	1	1	1	0	0
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	31%	13%	3%	2%	1%	1%	1%	1%	3%	8%	16%	25%	38%
S&M	0	0	0	0	0	1	7	25	27	29	30	28	27	25	4	1	1	0	0
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	173%	120%	68%	48%	36%	26%	20%	18%	18%	18%	18%	18%	18%
Co-Promote	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
EBIT	($4)	($7)	($19)	($17)	($7)	($3)	($5)	($10)	$5	$20	$39	$62	$82	$90	$13	$4	$2	$1	$0
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	12%	34%	46%	56%	62%	64%	63%	58%	50%	41%	28%
D&A	0	0	0	0	0	0	0	0	0	0	1	1	1	1	0	0	0	0	0
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%
EBITDA	($4)	($7)	($19)	($17)	($7)	($3)	($5)	($10)	$5	$21	$39	$63	$83	$92	$13	$4	$2	$1	$0
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m	13%	34%	47%	57%	63%	65%	64%	59%	51%	42%	29%
<u>Memo:</u>																			
Cumulative PoS:	100%	44%	44%	31%	31%	24%	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%	20%
Merck Sales Milestone Amort.	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Source: *Beta Special Committee Forecast as of November 2020.*
Note: Fiscal year ends March 31st.

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DRAFT
PROJECT SALAMANDER

PRELIMINARY & ILLUSTRATIVE

APPENDIX

Summary P&L Forecast – *US 902 Probability Adjusted*

($ in millions)

	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E
Gross 902 Revenue	0	0	0	0	0	0	0	8	18	22	24	26	28	29	29	30	31	32	26
% Growth		n/m	n/m	n/m	n/m	n/m	n/m	n/m	122%	21%	10%	8%	5%	3%	3%	3%	3%	3%	(20%)
Net Revenue	$0	$0	$0	$0	$0	$0	$0	$8	$18	$22	$24	$26	$28	$29	$29	$30	$31	$32	$26
% Growth		n/m	n/m	n/m	n/m	n/m	n/m	n/m	122%	21%	10%	8%	5%	3%	3%	3%	3%	3%	(20%)
COGS	0	0	0	0	0	0	0	0	1	1	1	1	1	1	1	1	1	1	1
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	4%	4%	4%	4%	4%	4%	4%	4%	4%	4%	4%	4%
ICI Royalty	0	0	0	0	0	0	0	1	1	2	2	3	3	4	4	4	4	4	3
Gross Profit	$0	$0	$0	$0	$0	$0	($0)	$7	$17	$20	$21	$23	$23	$23	$24	$25	$26	$27	$21
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	90%	91%	89%	87%	86%	84%	82%	82%	82%	82%	83%	83%
R&D	8	8	9	16	12	5	1	1	1	1	1	1	1	1	1	0	0	0	0
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	9%	4%	3%	3%	3%	2%	2%	2%	2%	1%	1%	1%
S&M	0	0	0	0	0	0	1	2	3	3	3	3	3	2	2	2	1	1	1
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	27%	18%	15%	14%	13%	11%	6%	6%	5%	4%	4%	3%
G&A	(2)	(2)	(3)	(5)	(4)	(1)	(1)	1	4	5	5	5	6	6	7	7	7	8	6
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	15%	20%	21%	21%	21%	21%	22%	22%	22%	23%	23%	24%
EBIT	($8)	($8)	($9)	($16)	($12)	($5)	($2)	$4	$12	$16	$17	$19	$20	$21	$22	$23	$24	$25	$20
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	53%	68%	71%	71%	70%	70%	73%	74%	76%	76%	78%	79%
D&A	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%
EBITDA	($8)	($8)	($9)	($16)	($12)	($5)	($2)	$4	$13	$16	$17	$19	$20	$21	$22	$23	$24	$25	$20
% Margin	n/m	n/m	n/m	n/m	n/m	n/m	n/m	54%	69%	71%	71%	71%	71%	74%	75%	76%	77%	79%	80%
Memo:																			
Cumulative PoS:	100%	100%	27%	27%	20%	20%	15%	15%	15%	15%	15%	15%	15%	15%	15%	15%	15%	15%	15%
ICI Regulatory Milestone Amort.	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

LAZARD

Source: *Beta Special Committee Forecast as of November 2020.*
Note: Fiscal year ends March 31st.

33

DRAFT
PROJECT SALAMANDER
PRELIMINARY & ILLUSTRATIVE
APPENDIX

# Pre-Commercial Biopharma Premia Analysis – Since 2018

($ in billions)

| | Ann. Date | Acquiror | Target | Transaction Value | Lead Product(s) | | | Premia[1] | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | Name | Indication | Stage of Development | Unaffected[2] | 30-Day | 52-Week High |
| ★ | 5-Oct-20 | bridgebio | eidos | $2.8 | Acoramidis | ATTR | Phase III | 41% | 79% | 12% |
| | 19-Aug-20 | Johnson & Johnson | Momenta | 6.3 | Nipocalimab | wAIHA, HDFN, MG | Phase III | 70% | 54% | 34% |
| | 17-Aug-20 | SANOFI | PRINCIPIA [3] | 3.4 | Rilzabrutinib | Pemphigus | Phase III | 35% | 59% | 35% |
| | 2-Mar-20 | GILEAD | Forty Seven [4] | 4.5 | Magrolimab | MDS, AML, DLBCL | Phase Ib | 96% | 146% | 92% |
| | 9-Dec-19 | SANOFI | synthorx | 2.3 | THOR-707 | Solid Tumors | Phase III | 172% | 368% | 172% |
| | 9-Dec-19 | MERCK | ArQule | 2.4 | ARQ 531 | B-Cell Malignancies | Phase II | 107% | 150% | 68% |
| | 3-Dec-19 | astellas | AUDENTES | 2.6 | AT132 | X-Linked Myotubular Myopathy | Filing | 110% | 106% | 46% |
| | 24-Nov-19 | NOVARTIS | The Medicines Company [5] | 9.3 | Inclisiran | ASCVD / FH | Filed | 45% | 49% | 45% |
| | 16-Oct-19 | ALEXION | ACHILLION | 0.9 | Danicopan (ACH-4471) | PNH | Phase II | 73% | 60% | 31% |
| | 10-Oct-19 | ucb | Ra Pharma | 2.3 | Zilucoplan | gMG / IMNM / ALS | Phase III | 112% | 91% | 33% |
| | 16-Sep-19 | Lundbeck | ALDER | 1.8 | Eptinezumab | Migraine | Filed | 79% | 89% | (1%) |
| | 4-Mar-19 | Biogen | nightstar | 0.7 | NSR-REP1 | Choroideremia (CHM) | Phase III | 68% | 98% | (8%) |
| | 25-Feb-19 | IPSEN | clementia | 1.1 | Palovarotene | FOP / MO | Filed[8] | 67% | 82% | 28% |
| | 25-Feb-19 | Roche | Spark | 4.0 | SPK-8011 | Hem A | Phase III | 122% | 170% | 24% |
| | 18-Oct-18 | NOVARTIS | ENDOCYTE | 1.7 | Lu-PSMA-617 | PSMA+ mCRPC | Phase III | 54% | 37% | 20% |
| | 10-May-18 | Lilly | ARMO BIOSCIENCES | 1.5 | AM0010 | Pancreatic, NSCLC, RCC, Other Solid Tumors | Phase III | 68% | 45% | (8%) |
| | 11-Apr-18 | ALEXION | WILSON | 0.8 | WTX101 | Wilson Disease | Phase III | 70% | 59% | 54% |
| | 9-Apr-18 | NOVARTIS | AveXis | 8.0 | AVXS-101 | SMA Type 1 | BLA-ready | 88% | 65% | 59% |
| | 31-Jan-18 | SeattleGenetics | CASCADIAN | 0.5 | Tucatinib | HER2+ Breast Cancer | Phase II | 69% | 170% | 69% |
| | 29-Jan-18 | SANOFI | Ablynx [6] | 4.5 | Caplacizumab | aTTP | Filed | 112% | 135% | 112% |
| ★ | 22-Jan-18 | Celgene | Juno [7] | 9.7 | JCAR017 | Various blood cancers | Phase II | 91% | 95% | 38% |
| | 5-Jan-18 | Takeda | TiGENIX | 0.6 | Cx601 | Crohn's disease | Filed[9] | 81% | 91% | 69% |

★ = Acquiror previously had material stake in target

| | Unaffected | 30-Day | 52-Week High |
|---|---|---|---|
| 75th Percentile: | 104% | 128% | 66% |
| Mean: | 83% | 105% | 47% |
| Median: | 76% | 90% | 37% |
| 25th Percentile: | 68% | 59% | 25% |

Source: *Company filings, EvaluatePharma and FactSet.*

Notes: Based on pre-commercial public biopharma transactions over $500m in transaction value.

1. Based on total transaction value. Premia calculations exclude CVRs which are present in Alexion/Achillion, Lundbeck/Alder, and Ipsen/Clementia.
2. Premium to 1-day unaffected price.
3. Sanofi/Principia statistics based on unaffected date of July 15, 2019 based on release of rumors first reported on July 16, 2019.
4. Gilead/FortySeven Company statistics based on unaffected date of February 27, 2020 based on release of rumors first reported on February 28, 2020.
5. Novartis/Medicines Company statistics based on unaffected date of November 18, 2019 based on release of rumors first reported on November 19, 2019.
6. Sanofi/Ablynx statistics based on unaffected date of January 5, 2018 based on news that Ablynx rejected a bid from Novo Nordisk released on January 8, 2018.
7. Celgene/Juno statistics based on unaffected date of January 16, 2018 based on release of rumors first reported on January 17, 2018.
8. An NDA for Clementia's palovarotene for episodic flare-up treatment of fibrodysplasia ossificans progressiva was expected to be submitted to the U.S. Food and Drug Administration (FDA) in the second half of 2019.
9. Filed with EMA and had a positive CHMP opinion. In pivotal trial in the U.S.

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34

DRAFT
PROJECT SALAMANDER
PRELIMINARY & ILLUSTRATIVE
APPENDIX

# Commercial Biopharma Premia Analysis – Since 2018

($ in billions)

| Ann. Date | Acquiror | Target | Transaction Value | Lead Product(s) Name | Lead Product(s) Indication | Lead Product(s) Stage of Development | Premia[1] Unaffected[2] | Premia[1] 30-Day | Premia[1] 52-Week High |
|---|---|---|---|---|---|---|---|---|---|
| 19-Oct-20 | endo | biospecifics | $0.5 | XIAFLEX | Dupuytren's contracture and Peyronie's disease | Marketed | 45% | 60% | 30% |
| 1-Oct-20 | COVIS | amag | 0.6 | Makena + Feraheme | Pre-term Birth Prevention + Iron Deficiency Anemia | Marketed | 46% | 33% | 3% |
| 13-Sep-20 | GILEAD | Immunomedics | 19.9 | Trodelvy | Various Cancers | Marketed | 108% | 117% | 97% |
| ★ 31-Aug-20 | Nestlé Health Science | aimmune | 2.2 | Palforzia | Food Allergy | Approved | 174% | 150% | (6%) |
| ★ 31-Aug-20 | IONIS | AKCEA | 1.5 | TEGSEDI | Hereditary ATTR Amyloidosis | Marketed | 59% | 56% | (19%) |
| 5-May-20 | ALEXION | PORTOLA | 1.4 | Andexxa | Haemorrhagic Conditions | Marketed | 132% | 179% | (51%) |
| 4-May-20 | MENARINI | Stemline | 0.5 | ELZONRIS | Blastic Plasmacytoid Dendritic Cell Neoplasm (BPDCN) | Marketed | 142% | 158% | (35%) |
| 10-Jan-20 | Lilly | Dermira[3] | 0.8 | QBREXZA / Lebrikizumab | PAH / Atopic Dermatitis | Approved / Phase III | 138% | 168% | 27% |
| 30-Sep-19 | sobi | Dova | 0.8 | Doptelet | Chronic ITP | Marketed | 36% | 81% | 30% |
| 17-Jun-19 | Pfizer | ARRAY | 11.3 | Braftovi + Mektovi | Metastatic Melanoma | Marketed | 62% | 116% | 62% |
| 7-Jan-19 | Lilly | LOXO | 7.3 | Vitrakvi (LOXO-101) | Solid Tumors | Marketed | 68% | 76% | 24% |
| 12-Dec-18 | BAUSCH Health | SYNERGY | 0.3 | Trulance | CIC / IBS-C | Marketed | 138% | 126% | (69%) |
| 3-Dec-18 | gsk | TESARO[4] | 4.9 | Zejula (Niraparib) | Ovarian Cancer | Marketed | 182% | 73% | (15%) |
| 22-Jan-18 | SANOFI | Bioverativ | 11.3 | Eloctate | Hemophilia A | Marketed | 64% | 95% | 64% |
| | | | | | | 75th Percentile: | 138% | 144% | 30% |
| | | | | | | Mean: | 100% | 106% | 10% |
| | | | | | | Median: | 88% | 106% | 13% |
| | | | | | | 25th Percentile: | 60% | 74% | (18%) |

★ = Acquiror previously had material stake in target

Source: *Company filings, EvaluatePharma, FactSet.*

Notes: Based on pre-commercial public biopharma transactions over $500m in transaction value.

1 Based on total transaction value. Premia calculations exclude CVRs which are present in Menarini/Stemline and SOBI/Dova.

2 Premium to 1-day unaffected price.

3 Lilly/Dermira statistics based on unaffected date of December 6, 2019, due to significant price appreciation without notable news or catalysts.

4 GSK/Tesaro statistics based on unaffected date of November 15, 2018, 2019 based on release of rumors first reported on November 16, 2018.

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DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A P P E N D I X DCF Low: $12.80 Analysis at Various Prices DCF Median: $14.65 ($ in millions) Trading 52- Current Broker Broker Comps Week Offer Price DCF High Price Median High Median High Offer Price per Share $7.85 $12.00 $15.75 $16.25 $18.00 $20.00 $22.00 $24.00 $26.00 $28.00 % Premium to Current — 53% 101% 107% 129% 155% 180% 206% 231% 257% Transaction Statistics % Premium to 52-Week High ($15.75) (50%) (24%) — 3% 14% 27% 40% 52% 65% 78% Equity Value $289 $429 $573 $592 $659 $735 $812 $888 $965 $1,041 1 Net Debt (Cash) 161 161 161 161 161 161 161 161 161 161 Capitalization Enterprise Value $450 $590 $733 $752 $819 $896 $972 $1,049 $1,125 $1,202 Memo: Minority Share (Equity Value) $79 $117 $156 $161 $180 $201 $221 $242 $263 $284 2022E 2.8x 3.7x 4.6x 4.8x 5.2x 5.7x 6.2x 6.6x 7.1x 7.6x 2024E 1.0x 1.3x 1.6x 1.6x 1.7x 1.9x 2.1x 2.2x 2.4x 2.5x EV / Adjusted Revenue 2026E 0.6x 0.8x 1.0x 1.0x 1.1x 1.2x 1.3x 1.4x 1.5x 1.6x Multiple 2028E 0.5x 0.6x 0.8x 0.8x 0.9x 1.0x 1.0x 1.1x 1.2x 1.3x Peak Sales (Adj). 0.4x 0.5x 0.6x 0.6x 0.7x 0.8x 0.8x 0.9x 1.0x 1.0x 2022E 2.8x 3.7x 4.6x 4.8x 5.2x 5.7x 6.2x 6.6x 7.1x 7.6x 2024E 0.9x 1.2x 1.5x 1.6x 1.7x 1.9x 2.0x 2.2x 2.4x 2.5x EV / Unadjusted 2026E 0.6x 0.8x 1.0x 1.0x 1.1x 1.2x 1.3x 1.4x 1.5x 1.6x Revenue Multiple 2028E 0.4x 0.5x 0.6x 0.6x 0.7x 0.7x 0.8x 0.9x 0.9x 1.0x Peak Sales (Unadj). 0.2x 0.3x 0.4x 0.4x 0.4x 0.5x 0.5x 0.5x 0.6x 0.6x Source: Beta Special Committee Forecast as of November 2020 and FactSet. 36 Note: Market data as of November 9, 2020. Analysis does not assume financing given offer is expected ahead of financing. 1 Pro forma for 12/31/2020 transaction date.

DRAFT
PROJECT SALAMANDER
PRELIMINARY & ILLUSTRATIVE
APPENDIX

# Illustrative WACC Analysis

($ in millions)

| WACC Analysis | | | | | | | | | Memo | |
|---|---|---|---|---|---|---|---|---|---|---|
| Company | Market Value | Capital Structure | | Bloomberg Global Adjusted Beta | | Barra Predicted World Beta | | | Bloomberg Local Adjusted Beta | Barra Predicted Local Beta |
| | | Debt / Cap. | Debt / Equity | Levered Beta | Unlevered Beta | Levered Beta | Unlevered Beta | | Unlevered Beta | Unlevered Beta |
| Aurinia | $1,817 | 1% | 1% | 0.92 | 0.91 | 0.91 | 0.90 | | 0.86 | 0.69 |
| Zogenix | 1,291 | 18% | 22% | 0.90 | 0.76 | 1.23 | 1.05 | | 0.72 | 0.92 |
| Rhythm | 1,089 | 0% | 0% | 0.92 | 0.92 | 1.16 | 1.16 | | 0.86 | 1.03 |
| Esperion | 787 | 0% | 0% | 1.04 | 1.04 | 1.30 | 1.30 | | 0.99 | 1.14 |
| BioCryst | 744 | 11% | 13% | 0.95 | 0.86 | 1.32 | 1.20 | | 0.79 | 1.06 |
| Kadmon | 577 | 1% | 1% | 1.16 | 1.15 | 1.26 | 1.25 | | 1.03 | 1.11 |
| Ardelyx | 508 | 9% | 10% | 0.94 | 0.87 | 0.95 | 0.88 | | 0.81 | 0.80 |
| Eiger | 312 | 9% | 10% | 1.53 | 1.42 | 1.65 | 1.53 | | 1.34 | 1.34 |
| | **75th Percentile:** | **10%** | **11%** | **1.07** | **1.07** | **1.31** | **1.26** | | **1.00** | **1.12** |
| | **Median:** | **5%** | **5%** | **0.94** | **0.92** | **1.25** | **1.18** | | **0.86** | **1.04** |
| | **Mean:** | **6%** | **7%** | **1.04** | **0.99** | **1.22** | **1.16** | | **0.92** | **1.01** |
| | **25th Percentile:** | **0%** | **0%** | **0.92** | **0.87** | **1.11** | **1.01** | | **0.80** | **0.89** |
| **Beta** | **$272** | **43%** | **77%** | **1.22** | **0.74** | **1.26** | **0.77** | | **0.71** | **0.69** |

**Sensitivity Analysis**

| Assumptions | | Sensitivity Range | | Implied Cost of Equity | | Implied WACC | |
|---|---|---|---|---|---|---|---|
| | | Low | High | Low | High | Low | High |
| Unlevered Beta[1] | 1.18 | 0.88 | 1.53 | 8.1% | 12.7% | 8.1% | 12.7% |
| Target Debt/Capitalization | 0.0% | 0% | 43% | 10.2% | 15.5% | 10.2% | 9.9% |
| Target Debt/Equity | 0.0% | | | | | | |
| Levering Factor[2] | 1.00 | | | | | | |
| Levered Beta | 1.18 | | | | | | |
| Marginal Tax Rate[3] | 18.6% | | | | | | |
| Risk-Free Rate of Return[4] | 1.8% | | | | | | |
| Equity Risk Premium[5] | 7.2% | | | | | | |
| **Cost of Equity[6]** | **10.2%** | | | | | | |
| Pre-Tax Cost of Debt[7] | N/A | 3.3% | 8.4% | 15.5% | 15.5% | 9.9% | 11.7% |
| **WACC[8]** | **10.2%** | | | | | | |

**Note: Using 0.78 Company unlevered beta produces a WACC of 7.3%**

**Sensitivity row assumes 43% (current) target debt / capitalization**

*Source: Company filings, Barra Beta, Bloomberg, and FactSet.*
Note: Market data as of November 9, 2020.
1 Unlevered Beta = Levered Beta / [1 + (1 - Tax Rate)(Debt/Equity)].
2 Levering Factor = (1 + (1 – Tax Rate) * (Target Debt/Equity)).
3 Assumes that 70% of Beta EBIT is taxed at 21% (U.S. rate) and 30% is taxed at 13.04% (Swiss rate).
4 Represents 30-year U.S. Treasury yield.
5 Represents large company stock total returns minus long-term government bond income returns, per Duff & Phelps, 2020 Valuation Handbook.
6 Cost of Equity = (Risk-Free Rate of Return) + (Unlevered Beta)(Equity Risk Premium).
7 Median cost of debt for comparable companies.
8 Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap) + (Cost of Equity)(Equity/Cap).

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DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A P P E N D I X Global Barra Beta Evolution Analysis Global Barra Beta Evolution1 2-Year Global Barra Beta Statistics 2.00 1.95 1.75 1.60 1.65 1.60 1.50 1.54 1.50 1.30 1.38 1.44 1.25 1.36 1.37 1.24 1.31 1.23 1.00 0.97 1.13 1.12 1.12 1.05 0.75 0.97 0.93 0.89 0.79 0.80 0.81 0.50 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Peer Median Peer Low Peer High Beta 2-Year Average Average One-Year Two-Year LTM High – LTM Low Ardelyx 1.27 1.50 Ardelyx Aurinia Biocryst Eiger Esperion Kadmon Rhythm Zogenix Beta Median Aurinia 1.08 1.08 Biocryst 1.37 1.23 Eiger 1.38 1.30 High 1.95 1.36 1.54 1.65 1.38 1.50 1.37 1.31 1.60 1.44 Esperion 1.26 1.25 Kadmon 1.23 1.30 Median 1.59 1.06 1.31 1.24 1.26 1.27 1.22 1.10 1.32 1.25 Rhythm 1.04 1.14 Zogenix 1.08 1.08 Low 0.97 0.89 0.79 1.13 1.12 1.12 0.80 0.81 1.05 0.93 Beta 1.20 1.30 Peer Summary One-Year Two-Year Current 0.95 0.91 1.32 1.65 1.30 1.26 1.16 1.23 1.26 1.25 Average 1.21 1.24 Median 1.23 1.23 Source: Barra Beta. 38 1 Beta is excluded from the peer calculations.

DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A P P E N D I X Explanation of Cost of Debt Analysis ($ in millions) LIBOR Compared to Floating-to-Fixed Swap Rates Company Amount Issued Maturity Fixed Rate 2.00% 3 $50 2018 2022 7.45% LIBOR Forward 1.60% Rates1 1.20% 2 Swap Rates 4 100 2019 2023 8.00% 10-Year: 0.98% 0.80% 7-Year: 0.72% 5-Year: 0.52% 0.40% 25 2016 2024 6.41%5 0.00% 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Median 7.45% Average 7.29% In February 2019, Beta entered into a secured debt financing agreement with Hercules Capital for $100mm with a variable interest rate equal to the greater of: (i) 10.15% or (ii) the lesser of (x) the prime rate reported in the WSJ plus 4.65% and (y) 12.15%. This term loan facility was refinanced in connection with the Salamander credit facility being put in place. Source: Bloomberg and Company Filings. 1 Market data as of November 9, 2020. 2 Swap rates are floating to fixed rate swap on LIBOR as of November 9, 2020. 39 3 Floating per annum rate equal to 7.45% plus the one-month LIBOR. 4 Variable interest rate of LIBOR plus 8%. 5 Floating rate per annum equal to the greater of the 30-day U.S. Dollar LIBOR reported in the Wall Street Journal plus 6.41% or 6.95%

DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A AP PP PE EN ND DIIX X Benchmarking Analysis: Probability of Approval by Phase Although there are many studies investigating probability of technical and regulatory success (PTRS), there is no one accepted benchmark. The chart below presents a range of calculated probabilities based on historical drug approvals from a given phase of development Gastroenterology All Drugs Phase BIO Nature Tufts BIO MIT 3 1 2 3 4 Median (2016) (2014) (2014) (2016) (2018) Phase I 15.1% 10.4% 11.8% 9.6% 13.8% 11.1% Phase II 20.0% 16.2% 19.9% 15.3% 35.1% 18.0% Phase III 55.9% 50.0% 56.0% 49.6% 59.0% 53.0% NDA 86.0% 83.2% 90.4% 85.3%—85.3% Filing 1 Nature Reviews: Hay, M. and Thomas, Craighead, L., et al. Clinical Development Success Rates for Investigational Drugs, 2014. 40 2 Tufts: DiMasi, J. et al., Innovation in the Pharmaceutical Industry: New Estimates of R&D Costs, 2014. 3 BIO, BioMedTracker, Amplion: Clinical Development Success Rates 2006-2015, 2016. 4 MIT: Wong, C. et al., Estimation of Clinical Trial Success Rates and Related Parameters, January 2018.

DRAFT PRELIMINARY & ILLUSTRATIVE P R O J E C T S A L A M A N D E R A AP PP PE EN ND DIIX X Benchmarking Analysis: LOE Curve ($ in millions) The chart below presents the average year-over-year U.S. revenue decline for Vesicare and Detrol LA with LOEs of 2019 and 2014, respectively U.S. Revenue Year-over-Year % Change LOE-2 LOE-1 LOE LOE+1 LOE+2 LOE+3 LOE+4 LOE+5 Vesicare (24%) (8%) (86%) (49%) (37%) (19%) (14%) (7%) Detrol LA (13%) (23%) (86%) (83%) (74%) (76%) (100%) N/A Average (18%) (15%) (86%) (66%) (56%) (47%) (57%) (7%) U.S. Revenue LOE-2 LOE-1 LOE LOE+1 LOE+2 LOE+3 LOE+4 LOE+5 Vesicare $373 $343 $50 $25 $16 $13 $11 $11 Detrol LA 486 375 54 9 2 1 0 0 Source: EvaluatePharma. 41